- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

                          GRAY COMMUNICATIONS SYSTEMS, INC.,
                                      As Issuer,


                              THE SUBSIDIARY GUARANTORS
                                     named herein

                                         AND

                                BANKERS TRUST COMPANY,
                                      As Trustee



                                      INDENTURE


                            Dated as of September __, 1996


                                ------------------------


                                     $150,000,000


                           % SENIOR SUBORDINATED NOTES DUE 2006

                                ------------------------

- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

                                CROSS-REFERENCE TABLE*

    Trust Indenture
      Act Section                                     Indenture Section

          310(a)(1 . . . . . . . . . . . . . . . . . . . . .    7.10
             (a)(2). . . . . . . . . . . . . . . . . . . . .    7.10
             (a)(3). . . . . . . . . . . . . . . . . . . . .    N.A.**
             (a)(4). . . . . . . . . . . . . . . . . . . . .    N.A.
             (a)(5). . . . . . . . . . . . . . . . . . . . .    7.10
             (b) . . . . . . . . . . . . . . . . . . . . . .    7.10
             (c) . . . . . . . . . . . . . . . . . . . . . .    N.A.
          311(a) . . . . . . . . . . . . . . . . . . . . . .    7.11
             (b) . . . . . . . . . . . . . . . . . . . . . .    7.11
             (c) . . . . . . . . . . . . . . . . . . . . . .    N.A.
          312(a) . . . . . . . . . . . . . . . . . . . . . .    2.05
             (b) . . . . . . . . . . . . . . . . . . . . . .    12.03
             (c) . . . . . . . . . . . . . . . . . . . . . .    12.03
          313(a) . . . . . . . . . . . . . . . . . . . . . .    7.06
             (b)(1). . . . . . . . . . . . . . . . . . . . .    7.06
             (b)(2). . . . . . . . . . . . . . . . . . . . .    7.06
             (c) . . . . . . . . . . . . . . . . . . . . . .    7.06; 12.02
             (d) . . . . . . . . . . . . . . . . . . . . . .    7.06
          314(a) . . . . . . . . . . . . . . . . . . . . . .    4.02; 4.03;
                                                                12.02
             (b) . . . . . . . . . . . . . . . . . . . . . .    4.20
             (c)(1). . . . . . . . . . . . . . . . . . . . .    12.04
             (c)(2). . . . . . . . . . . . . . . . . . . . .    12.04
             (c)(3). . . . . . . . . . . . . . . . . . . . .    N.A.
             (d) . . . . . . . . . . . . . . . . . . . . . .    4.20
             (e) . . . . . . . . . . . . . . . . . . . . . .    12.05
             (f) . . . . . . . . . . . . . . . . . . . . . .    N.A.
          315(a) . . . . . . . . . . . . . . . . . . . . . .    7.01
             (b) . . . . . . . . . . . . . . . . . . . . . .    7.05
             (c) . . . . . . . . . . . . . . . . . . . . . .    7.01
             (d) . . . . . . . . . . . . . . . . . . . . . .    7.01
             (e) . . . . . . . . . . . . . . . . . . . . . .    6.11
          316(a)(last sentence). . . . . . . . . . . . . . .    2.09
             (a)(1)(A) . . . . . . . . . . . . . . . . . . .    6.05
             (a)(1)(B) . . . . . . . . . . . . . . . . . . .    6.04
             (a)(2). . . . . . . . . . . . . . . . . . . . .    N.A.
             (b) . . . . . . . . . . . . . . . . . . . . . .    6.04; 6.07
          317(a)(1). . . . . . . . . . . . . . . . . . . . .    6.08
             (a)(2). . . . . . . . . . . . . . . . . . . . .    6.09
             (b) . . . . . . . . . . . . . . . . . . . . . .    2.04
          318(a) . . . . . . . . . . . . . . . . . . . . . .    12.01

__________

*  This Cross-Reference Table is not part of the Indenture.
** Not applicable.

                         TABLE OF CONTENTS
                                                               PAGE
                             ARTICLE I
                   DEFINITIONS AND INCORPORATION
                            BY REFERENCE

SECTION 1.01. Definitions                                          1
SECTION 1.02. Other Definitions                                   17
SECTION 1.03. Incorporation by Reference of TIA                   18
SECTION 1.04. Rules of Construction.                              18

                          ARTICLE II
                          THE NOTES

SECTION 2.01. Form and Dating                                     18
SECTION 2.02. Execution and Authentication                        19
SECTION 2.03. Registrar; Paying Agent; Depository                 20
SECTION 2.04. Paying Agent to Hold Money in Trust                 20
SECTION 2.05. Holder Lists                                        21
SECTION 2.06. Transfer and Exchange                               21
SECTION 2.07. Replacement Notes                                   23
SECTION 2.08. Outstanding Notes                                   22
SECTION 2.09. Treasury Notes                                      23
SECTION 2.10. Temporary Notes                                     23
SECTION 2.11. Cancellation                                        23
SECTION 2.12. Defaulted Interest                                  24
SECTION 2.13. Record Date                                         24
SECTION 2.14. CUSIP Number                                        24
SECTION 2.15. Book-Entry Provisions for Global Notes              25


                         ARTICLE III
              REDEMPTIONS AND OFFERS TO PURCHASE

SECTION 3.01. Redemption Provisions                               26
SECTION 3.02. Notice to Trustee                                   27
SECTION 3.03. Selection of Notes to Be Redeemed or Purchased      27
SECTION 3.04. Notice of Redemption                                28
SECTION 3.05. Effect of Notice of Redemption                      29
SECTION 3.06. Deposit of Redemption Price                         29
SECTION 3.07. Notes Redeemed in Part                              30

                          ARTICLE IV
                          COVENANTS

SECTION 4.01. Payment of Principal, Premium, and Interest         30
SECTION 4.02. Reports                                             31
SECTION 4.03. Compliance Certificate                              31
SECTION 4.04. Stay, Extension and Usury Laws                      32
SECTION 4.05. Limitation on Restricted Payments                   32
SECTION 4.06. Corporate Existence                                 34
SECTION 4.07. Limitation on Incurrence of Indebtedness            34
SECTION 4.08. Limitation on Transactions with Affiliates          36
SECTION 4.09. Limitation on Liens                                 37
SECTION 4.10. Taxes                                               37
SECTION 4.11. Limitation on Dividends and Other Payment
                Restrictions Affecting Subsidiaries               38
SECTION 4.12. Maintenance of Office or Agency                     39
SECTION 4.13. Change of Control                                   39
SECTION 4.14. Limitation on Asset Sales                           41
SECTION 4.15. Limitation on Incurrence of Senior Subordinated
                 Indebtedness                                     43
SECTION 4.16. Limitation on Issuance and Sale of Capital
                 Stock of Subsidiaries                            43
SECTION 4.17. Future Subsidiary Guarantors                        44
SECTION 4.18. Maintenance of Properties                           43
SECTION 4.19. Maintenance of Insurance                            44
SECTION 4.20. Deposit of Trust Funds with Trustee
                Pending Consummation of Phipps Acquisition        45

                          ARTICLE V
                          SUCCESSORS

SECTION 5.01. Merger, Consolidation and Sale of Assets            47
SECTION 5.02. Surviving Person Substituted                        47

                          ARTICLE VI
                    DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default                                   48
SECTION 6.02. Acceleration                                        50
SECTION 6.03. Other Remedies                                      50

SECTION 6.04. Waiver of Past Defaults                             51
SECTION 6.05. Control by Majority of Holders                      51
SECTION 6.06. Limitation of Suits by Holders                      51
SECTION 6.07. Rights of Holders to Receive Payment                52
SECTION 6.08. Collection Suit by Trustee                          52
SECTION 6.09. Trustee May File Proofs of Claim                    52
SECTION 6.10. Priorities                                          53
SECTION 6.11. Undertaking for Costs                               53

                         ARTICLE VII
                           TRUSTEE

SECTION 7.01. Duties of Trustee                                   54
SECTION 7.02. Rights of Trustee                                   55
SECTION 7.03. Individual Rights of Trustee                        55
SECTION 7.04. Trustee's Disclaimer                                56
SECTION 7.05. Notice to Holders of Defaults and Events of Default 56
SECTION 7.06. Reports by Trustee to Holders                       56
SECTION 7.07. Compensation and Indemnity                          57
SECTION 7.08. Replacement of Trustee                              58
SECTION 7.09. Successor Trustee by Merger, Etc.                   59
SECTION 7.10. Eligibility; Disqualification                       59
SECTION 7.11. Preferential Collection of Claims Against Company   59

                         ARTICLE VIII
                    DISCHARGE OF INDENTURE

SECTION 8.01. Discharge of Liability on Notes; Defeasance         59
SECTION 8.02. Conditions to Defeasance                            60
SECTION 8.03. Application of Trust Money                          61
SECTION 8.04. Repayment to Company                                62
SECTION 8.05. Indemnity for U.S. Government Obligations           62
SECTION 8.06. Reinstatement                                       62

                          ARTICLE IX
                          AMENDMENTS

SECTION 9.01. Amendments and Supplements Permitted
                 Without Consent of Holders                       63
SECTION 9.02. Amendments and Supplements Requiring
                 Consent of Holders                               63
SECTION 9.03. Compliance with TIA                                 65
SECTION 9.04. Revocation and Effect of Consents                   65
SECTION 9.05. Notation on or Exchange of Notes                    66
SECTION 9.06. Trustee Protected                                   66

                          ARTICLE X
                        SUBORDINATION

SECTION 10.01. Agreement to Subordinate                           66
SECTION 10.02. Liquidation; Dissolution; Bankruptcy               67
SECTION 10.03. Default on Designated Senior Debt                  67
SECTION 10.04. When Distributions Must Be Paid Over               69
SECTION 10.05. Notice                                             69
SECTION 10.06. Subrogation                                        70
SECTION 10.07. Relative Rights                                    70
SECTION 10.08. The Company and Holders May Not Impair
                 Subordination                                    71
SECTION 10.09. Distribution or Notice to Representative           71
SECTION 10.10. Rights of Trustee and Paying Agent                 72
SECTION 10.11. Authorization to Effect Subordination              72
SECTION 10.12. Payment                                            73

                          ARTICLE XI
                    SUBSIDIARY GUARANTEES

SECTION 11.01. Subsidiary Guarantees                              73
SECTION 11.02. Trustee to Include Paying Agents                   75
SECTION 11.03. Limits on Subsidiary Guarantees                    75
SECTION 11.04. Execution of Subsidiary Guarantee                  75
SECTION 11.05. Stay, Extension and Usury Laws                     76
SECTION 11.06. Agreement To Subordinate Subsidiary Guarantees
                  to Guarantor Senior Debt                        76
SECTION 11.07. Liquidation; Dissolution; Bankruptcy               76
SECTION 11.08. Default on Certain Guarantor Senior Debt           77

SECTION 11.09. When Distributions Must Be Paid Over               79
SECTION 11.10. Notice                                             79
SECTION 11.11. Subrogation                                        80
SECTION 11.12. Relative Rights                                    80
SECTION 11.13. The Subsidiary Guarantors and Holders May Not
                  Impair Subordination                            81
SECTION 11.14. Distribution or Notice to Representative           82
SECTION 11.15. Rights of Trustee and Paying Agent                 82
SECTION 11.16. Authorization To Effect Subordination              83
SECTION 11.17. Payment                                            81

                         ARTICLE XII
                        MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls                       83
SECTION 12.02. Notices                                            83
SECTION 12.03. Communication by Holders with Other Holders        85
SECTION 12.04. Certificate and Opinion as to Conditions Precedent 85
SECTION 12.05. Statements Required in Certificate or Opinion      85
SECTION 12.06. Rules by Trustee and Agents                        85
SECTION 12.07. Legal Holidays                                     86
SECTION 12.08. No Recourse Against Others                         86
SECTION 12.09. Counterparts                                       86
SECTION 12.10. Initial Appointments, Compliance Certificates      86
SECTION 12.11. Governing Law                                      86
SECTION 12.12. No Adverse Interpretation of Other Agreements      87
SECTION 12.13. Successors                                         87
SECTION 12.14. Severability                                       87
SECTION 12.15. Third Party Beneficiaries                          87
SECTION 12.16. Table of Contents, Headings, Etc.                  87

EXHIBIT A                                         FORM OF NOTE
EXHIBIT A-1     FORM OF NOTATION ON NOTE RELATING TO GUARANTEE
EXHIBIT B                        FORM OF BOOK ENTRY LEGEND AND
                         SCHEDULE FOR EXCHANGES OF GLOBAL NOTE

       THIS INDENTURE, dated as of September __, 1996, is by and among (i)
Gray Communications Systems, Inc. (the "COMPANY"), as issuer of the    %
Senior Subordinated Notes due 2006, (ii) The Albany Herald Publishing Company, Inc., a Georgia corporation, The Southwest Georgia Shopper, Inc., a Georgia corporation, WALB-TV, Inc., a Georgia corporation, WJHG-TV, Inc., a Georgia corporation, KTVE, Inc., an Arkansas corporation, Gray Kentucky Television, Inc., a Georgia corporation, WRDW-TV, Inc., a Georgia corporation, The Rockdale Citizen Publishing Company, a Georgia corporation, Gray Real Estate & Development Company, a Georgia corporation, Gray Transportation Company, Inc., a Georgia corporation, WALB Licensee Corp., a Delaware corporation, WJHG Licensee Corp., a Delaware corporation, WKYT Licensee Corp., a Delaware corporation, WRDW Licensee Corp., a Delaware corporation, WYMT Licensee Corp., a Delaware corporation, WKXT Licensee Corp., a Delaware corporation, WCTV Operating Corp., a Georgia corporation, WKXT-TV, Inc., a Georgia corporation, WCTV Licensee Corp., a Delaware corporation, Porta-Phone Paging, Inc., a Georgia corporation, Porta-Phone Paging Licensee Corp., a Delaware corporation, and Gray Television Management, Inc., a Delaware corporation, as guarantors of the Company's obligations under this Indenture and the Notes (each a "SUBSIDIARY GUARANTOR"), and (iii) Bankers Trust Company, as trustee (the "TRUSTEE").

       The Company, each Subsidiary Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Notes:

                          ARTICLE I
                DEFINITIONS AND INCORPORATION
                         BY REFERENCE


SECTION 1.01.   Definitions.

       "ACQUIRED DEBT" means, with respect to any specified Person, Indebtedness of any other Person (the "ACQUIRED PERSON") existing at the time the Acquired Person merges with or into, or becomes a Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Subsidiary of, such specified Person.

       "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

       "AGENT" means any Registrar, Paying Agent, or co-registrar.

       "ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement dated as of December 15, 1995, and amended on March 15, 1996, between Media Acquisition Partners, L.P. and the Company.

       "ASSET SALE" means (i) any sale, lease, conveyance or other disposition by the Company or any Subsidiary of the Company of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall not be an "Asset Sale" but instead shall be governed by the provisions of Section 5.01), or (ii) the issuance or sale of Capital Stock of any Subsidiary of the Company, in each case, whether in a single transaction or a series of related transactions, to any Person (other than to the Company or a Subsidiary Guarantor), provided that the term "Asset Sale" shall not include any disposition or dispositions during any twelve-month period of assets or property having a fair market value of less than $300,000 in the aggregate.


       "BANKRUPTCY LAW" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.

       "BOARD OF DIRECTORS" means the Company's board of directors or any authorized committee of such board of directors.

       "BUSINESS DAY" means any day other than a Legal Holiday.

       "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

       "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.

       "CASH EQUIVALENTS" means (i) marketable direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (PROVIDED, that the full faith and credit of the United States of America is pledged in support thereof) maturing within one year of the date of purchase; (ii) commercial paper issued by corporations, each of which shall have a consolidated net worth of at least $500 million, maturing within 180 days from the date of the original issue thereof, and rated "P-1" or better by Moody's Investors Service or "A-1" or better by Standard & Poor's Corporation or an equivalent rating or better by any other nationally recognized securities rating agency; (iii) certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totalling more than $500 million, maturing within one year of the date of purchase and (iv) any money market fund, sponsored by a registered broker dealer or mutual fund distributor (including the Trustee), that invests solely in the securities specified in the foregoing clauses (i),
(ii), or (iii).

       "CHANGE OF CONTROL" means the occurrence of any of the following events:

       (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), disregarding the Permitted Holders, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of Capital Stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of more than 35% of the total voting power represented by the outstanding Voting Stock of the Company; PROVIDED that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

       (b) the Company merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person merges with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and (y) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), disregarding the Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of Capital Stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of more than 35% of the total voting power represented by the outstanding Voting Stock of the surviving or transferee corporation;

       (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by (x) a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (as described in this clause (x) or in the following clause (y)) or (y) Permitted Holders that are "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of a majority of the total voting power represented by the outstanding Voting Stock of the Company) cease for any reason to constitute a majority of the Board then in office; or

       (d) the Company is liquidated or dissolved or adopts a plan of liquidation.

       "COMMISSION" means the Securities and Exchange Commission.

       "COMPANY" means Gray Communications Systems, Inc., a Georgia corporation, unless and until a successor replaces it in accordance with
Article V and thereafter means such successor.


       "CONCURRENT OFFERING" means the public offering by the Company of up to 4,025,000 shares of its Class B Common Stock, no par value, as contemplated by the related prospectus dated August 9, 1996, including the sale of any such shares of Class B Common Stock in connection with the exercise of any over-allotment options granted to the underwriters of such public offering.


       "CONSOLIDATED INTEREST EXPENSE" means, with respect to any period, the sum of (i) the interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) amortization of debt discount, (b) the net payments, if any, under interest rate contracts (including amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) accrued interest, plus (ii) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, and all capitalized interest of the Company and its Subsidiaries, plus (iii) cash dividends declared or paid in respect of any Preferred Stock of the Company and its Subsidiaries during such period, in each case as determined on a consolidated basis in accordance with GAAP consistently applied. For purposes of this definition, the amount of any cash dividends declared or paid will be deemed to be equal to the amount of such dividends multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the maximum statutory combined Federal, state, local and foreign income tax rate then applicable to the Company and its Subsidiaries (expressed as a decimal between one and zero) on a consolidated basis.

       "CONSOLIDATED NET INCOME" means, with respect to any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains but not losses, (ii) the portion of net income (or loss) of the Company and its Subsidiaries allocable to interests in unconsolidated Persons, except to the extent of the amount of dividends or distributions actually paid to the Company or its Subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with the Company or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) net gain but not losses in respect of Asset Sales, or (v) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders.

       "CONSOLIDATED NET WORTH" means, with respect to any Person on any date, the equity of the common and preferred stockholders of such Person and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP consistently applied.

       "CORPORATE TRUST OFFICE" shall be at the address of the Trustee specified in Section 12.02 or such other address as the Trustee may give notice to the Company.

       "CUMULATIVE CONSOLIDATED INTEREST EXPENSE" means, as of any date of determination, Consolidated Interest Expense from the last day of the month immediately preceding the Issue Date to the last day of the most recently ended month prior to such date, taken as a single accounting period.

       "CUMULATIVE OPERATING CASH FLOW" means, as of any date of determination, Operating Cash Flow from the last day of the month immediately preceding the Issue Date to the last day of the most recently ended month prior to such date, taken as a single accounting period.

       "CUSTODIAN" means any custodian, receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

       "DEBT TO OPERATING CASH FLOW RATIO" means, with respect to any date of determination, the ratio of (i) the aggregate principal amount of all outstanding Indebtedness of the Company and its Subsidiaries as of such date on a consolidated basis, to (ii) Operating Cash Flow of the Company and its Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending on or immediately prior to such date, determined on a pro forma basis after giving pro forma effect to (a) the incurrence of all Indebtedness to be incurred on such date and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (b) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period); (c) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and (d) any acquisition or disposition by the Company and its Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period. In addition, the consolidated net income of a Person with outstanding Indebtedness or Capital Stock providing for a Payment Restriction which is permitted to exist by reason of clause (c) of Section 4.11 shall not be taken into account in determining whether any Indebtedness is permitted to be incurred under this Indenture.

       "DEFAULT" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

       "DEPOSITARY" means, with respect to Notes issued in the form of one or more Global Notes, DTC or another Person designated as Depository by the Company, which Person must be a clearing agency registered under Section 17A of the Exchange Act.

       "DESIGNATED SENIOR DEBT" means (i) any Senior Debt outstanding under the Senior Credit Facility and (ii) if no Senior Debt is outstanding under the Senior Credit Facility, any other Senior Debt of the Company permitted to be incurred under this Indenture the principal amount of which is $50,000,000 or more at the time of the designation of such Senior Debt as "Designated Senior Debt" by the Company in a written instrument delivered to the Trustee.

       "DISPOSITION" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

       "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on or prior to the stated maturity of the Notes.

       "DOLLARS" and "$" means lawful money of the United States of America.

       "DTC" means The Depository Trust Company.

       "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       "FILM CONTRACTS" means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

       "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

       "GLOBAL NOTE" means a Note evidencing all or part of the Notes issued to the Depository in accordance with Section 2.15 and bearing the legend described in EXHIBIT B.

       "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purpose of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "guaranteed," "guaranteeing" and "guarantor" shall have the meanings correlative to the foregoing); PROVIDED, HOWEVER, that the guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

       "GUARANTOR SENIOR DEBT" means, with respect to any Subsidiary Guarantor, (i) the principal of, premium, if any, and interest on and all other monetary Obligations of every kind or nature due on or in connection with any Indebtedness of such Subsidiary Guarantor outstanding under or in respect of the Senior Credit Facility that is permitted to be incurred under this Indenture, (ii) principal of and premium, if any, and interest on and all other monetary Obligations of every kind or nature due on or in connection with all Indebtedness of such Subsidiary Guarantor that is permitted to be incurred under this Indenture that is not by its terms PARI PASSU with or subordinated to the Subsidiary Guarantee of such Subsidiary Guarantor, (iii) all Obligations of such Subsidiary Guarantor with respect to the Indebtedness referred to in the foregoing clauses (i) and (ii), including, in the case of Indebtedness outstanding under the Senior Credit Facility, Post-Petition Interest, and (iv) all (including all subsequent) renewals, extensions, amendments, refinancings, repurchases or redemptions, modifications, supplements, replacements, increases or refundings thereof (whether or not coincident therewith), in whole or in part under one or more agreements or instruments, that are not prohibited by this Indenture. Notwithstanding the foregoing, Guarantor Senior Debt shall not include (a) any Indebtedness for federal, state, local or other taxes, (b) any Indebtedness among or between the Company, any Subsidiary and/or their Affiliates, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business, (d) any Indebtedness that is incurred in violation of this Indenture, (e) Indebtedness evidenced by the Subsidiary Guarantee of such Subsidiary Guarantor, (f) Indebtedness of a Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Subsidiary Guarantor or (g) Indebtedness of such Subsidiary Guarantor representing a guarantee of Subordinated Debt or Pari Passu Indebtedness.

       "HOLDER" means any person in whose name a Note is registered.

       "INDEBTEDNESS" means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (iv) all Interest Rate Agreement Obligations of such Person, (v) all liabilities secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the lesser of (x) the amount of the Obligations so secured and (y) the fair market value of the property subject to such Lien, (vi) all obligations to purchase, redeem, retire, or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (vii) to the extent not included in (vi), all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon, and (viii) to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Company and its Subsidiaries shall not include current trade payables incurred in the ordinary course of business and payable in accordance with customary practices, and non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by the fair market value of, such Disqualified Stock, such fair market value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock.

       "INDENTURE" means this Indenture as amended or supplemented from time to time.

       "INDEPENDENT DIRECTOR" means a director of the Company other than a director (i) who (apart from being a director of the Company or any Subsidiary) is an employee, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years, or
(ii) who is a director, employee, associate or Affiliate of another party to the transaction in question.

       "INSOLVENCY OR LIQUIDATION PROCEEDING" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

       "INTEREST DIFFERENTIAL" means, with respect to any Insolvency or Liquidation Proceeding involving the Company, the difference between the rate of interest on the Notes and the rate of interest on the Senior Debt immediately prior to the commencement of such Insolvency or Liquidation Proceeding, excluding in each case any increase in the rate of interest resulting from any default or event of default.

       "INTEREST RATE AGREEMENT OBLIGATIONS" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

       "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates of such Person) in the form of loans, guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. "Investments" shall exclude extensions of trade credit (including extensions of credit in respect of equipment leases) by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be.

       "ISSUE" means create, issue, assume, guarantee, incur or otherwise become, directly or indirectly, liable for any Indebtedness or Capital Stock, as applicable; PROVIDED, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by designation, merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary. For this definition, the terms "issuing," "issuer," "issuance" and "issued" have meanings correlative to the foregoing.

       "ISSUE DATE" means the date of original issuance of the Notes.

       "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, or in the city in which the principal office of the Trustee is located, are not required to be open.

       "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).


       "MINIMUM EQUITY CONDITION" means the receipt by the Company of gross proceeds of not less than $65.0 million from one or more public or private offerings (including the Concurrent Offering) of Capital Stock (other than Disqualified Stock) of the Company subsequent to the Issue Date and for closing on or prior to December 23, 1996.


       "NET PROCEEDS" means, with respect to any Asset Sale by any Person, the aggregate cash proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of
(i) the cash received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note, an equity security or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such Person in connection with such Asset Sale, plus (b) all fees, commissions and other expenses incurred by such Person in connection with such Asset Sale, plus (c) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller's indemnities to purchaser in respect of such Asset Sale undertaken by the Company or any of its Subsidiaries in connection with such Asset Sale plus (e) if such Person is a Subsidiary, any dividends or distributions payable to holders of minority interests in such Subsidiary from the proceeds of such Asset Sale.

       "NOTES" means the _______% Senior Subordinated Notes due 2006, including the Subsidiary Guarantees, as amended or supplemented from time to time in accordance with the terms hereof that are issued pursuant to this Indenture.

       "NOTES CUSTODIAN" means Bankers Trust Company, as custodian with respect to the Notes in global form, or any successor entity thereto.

       "OBLIGATIONS" means any principal, interest (including, without limitation, in the case of Senior Debt under the Senior Credit Facility, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

       "OFFER" means a Change of Control Offer made pursuant to Section 4.13 or an Asset Sale Offer made pursuant to Section 4.14.

       "OFFICER" means, with respect to any Person, the Chairman, the President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

       "OFFICERS' CERTIFICATE" means a certificate signed by two Officers of the Company which shall include at least one of the Chairman, the President or any Vice President.


       "OLD CREDIT FACILITY" means the credit agreement, dated as of April 22, 1994, as amended and modified as of January 3, 1996 among the Company, Bank South as administrative agent and the lenders named therein.


       "OPERATING CASH FLOW" means, with respect to any period, the Consolidated Net Income of the Company and its Subsidiaries for such period, plus (i) extraordinary net losses and net losses realized on any sale of assets during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense of the Company and its Subsidiaries for such period to the extent deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles, including Film Contracts and write-downs of Film Contracts), but excluding any such charges which represent any accrual of, or a reserve for, cash charges for a future period, minus (v) any cash payments contractually required to be made with respect to Film Contracts (to the extent not previously included in computing such Consolidated Net Income), minus (vi) non-cash items increasing Consolidated Net Income (to the extent included in computing such Consolidated Net Income).

       "OPINION OF COUNSEL" means a written opinion in form and substance satisfactory to, and from legal counsel acceptable to, the Trustee (such counsel may be an employee of or counsel to the Company or the Trustee).

       "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Company or a Subsidiary Guarantor which ranks pari passu in right of payment with the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be (whether or not such Indebtedness is secured by any Lien).

       "PERMITTED HOLDERS" means (i) each of J. Mack Robinson and Robert S. Prather, Jr.; (ii) their spouses and lineal descendants; (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative; (iv) any trusts created for the benefit of the Persons described in clause (i) or (ii); or (v) any Person controlled by any of the Persons described in clause (i), (ii), or (iv). For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

       "PERMITTED INVESTMENTS" means (i) any Investment in the Company or any Subsidiary Guarantor; (ii) any Investments in Cash Equivalents; (iii) any Investment in a Person (an "Acquired Person") if, as a result of such Investment, (a) the Acquired Person becomes a Subsidiary Guarantor, or (b) the Acquired Person either (1) is merged, consolidated or amalgamated with or into the Company or a Subsidiary Guarantor and the Company or such Subsidiary Guarantor is the Surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary Guarantor; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; and (v) Interest Rate Agreement Obligations permitted pursuant to Section 4.07(b)(vi).

       "PERMITTED LIENS" means (i) Liens on assets or property of the Company that secure Senior Debt of the Company, either existing on the Issue Date or which is permitted to be incurred under this Indenture, and Liens on assets or property of a Subsidiary Guarantor that secure Guarantor Senior Debt of such Subsidiary Guarantor, either existing on the Issue Date or which is permitted to be incurred under this Indenture; (ii) Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of such Person; (iii) Liens on property acquired by the Company or a Subsidiary; PROVIDED that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property; (iv) Liens in favor of the Company or any Subsidiary of the Company; (v) Liens incurred, or pledges and deposits in connection with, workers' compensation, unemployment insurance and other social security benefits, and leases, appeal bonds and other obligations of like nature incurred by the Company or any Subsidiary of the Company in the ordinary course of business; (vi) Liens imposed by law, including, without limitation, mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, incurred by the Company or any Subsidiary of the Company in the ordinary course of business; (vii) Liens for ad valorem, income or property taxes or assessments and similar charges which either are not delinquent or are being contested in good faith by appropriate proceedings for which the Company has set aside on its books reserves to the extent required by GAAP; (viii) Liens securing Senior Debt or Guarantor Senior Debt under the Senior Credit Facility; (ix) Liens created under this Indenture; and (x) Liens permitted under the Senior Credit Facility.

       "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

       "PHIPPS ACQUISITION" means the acquisition by the Company of the Phipps Business (as defined in the Prospectus) pursuant to the Asset Purchase Agreement.

       "PHYSICAL NOTES" has the meaning set forth in Section 2.15.

       "POST-PETITION INTEREST" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

       "PREFERRED STOCK" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

       "PROSPECTUS" means the final prospectus relating to the public offering of the Notes dated September __, 1996.


       "PUBLIC EQUITY OFFERING" means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company subsequent to the Issue Date (excluding the Concurrent Offering and any other underwritten public offering consummated in satisfaction of the Minimum Equity Condition), pursuant to an effective registration statement filed under the Securities Act, the net proceeds of which to the Company (after deducting any underwriting discounts and commissions) exceed $25,000,000.


       "PURCHASE DATE" means (i) in the case of a Change of Control Offer pursuant to Section 4.13, the Change of Control Purchase Date and (ii) in the case of an Asset Sale Offer pursuant to Section 4.14, the Asset Sale Offer Purchase Date.

       "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries incurred in connection with the purchase of property or assets for the business of the Company and its Subsidiaries.

       "REORGANIZATION SECURITIES" means, with respect to any Insolvency or Liquidation Proceeding involving the Company, Capital Stock or other securities of the Company as reorganized or readjusted (or Capital Stock or any other securities of any other Person provided for by a plan of reorganization or readjustment) that are subordinated, at least to the same extent as the Notes, to the payment of all outstanding Senior Debt after giving effect to such plan of reorganization or readjustment; PROVIDED, HOWEVER, that if debt securities (i) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to six months following the final scheduled maturity of all Senior Debt of the Company (as modified by such plan of reorganization or readjustment), (ii) if the rate of interest on such securities is fixed, such rate of interest shall not exceed the greater of
(x) the rate of interest on the Notes and (y) the sum of the rate of interest on the Senior Debt on the effective date of such plan of reorganization or readjustment and the Interest Differential, (iii) if the rate of interest on such securities floats, such interest rate shall not exceed at any time the sum of the interest rate on the Senior Debt at such time and the Interest Differential, and (iv) such securities shall not have covenants or default provisions materially more beneficial to Holders than those in effect with respect to the Notes on the Issue Date.

       "REPRESENTATIVE" means, with respect to any Designated Senior Debt, the indenture trustee or other trustee, agent or other representative(s), if any, of holders of such Designated Senior Debt.

       "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

       "RESTRICTED PAYMENT" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company or any of its Subsidiaries (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or such Subsidiary or dividends or distributions payable to the Company or any Subsidiary Guarantor); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Subsidiary of the Company or other Affiliate of the Company (other than any Capital Stock owned by the Company or any Subsidiary Guarantor); (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness prior to the maturity thereof; or (iv) any Restricted Investment.

       "SECURITIES ACT" means the Securities Act of 1933, as amended.

       "SENIOR CREDIT FACILITY" means the credit agreement, entered into as of September __, 1996, among the Company, the lenders named therein, KeyBank National Association, as Agent, and NationsBank N.A. (South), as Co-Agent, as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.

       "SENIOR DEBT" means (i) the principal of, premiums, if any, and interest on and all other monetary Obligations of every kind or nature due on or in connection with any Indebtedness outstanding under the Senior Credit Facility that is permitted to be incurred under this Indenture, (ii) principal of and premium, if any, and interest on and all other monetary Obligations of every kind or nature due on or in connection with all Indebtedness that is permitted to be incurred under this Indenture that is not by its terms pari passu with or subordinated to the Notes, (iii) all Obligations of the Company with respect to Indebtedness referred to in the foregoing clauses (i) and (ii), including, in the case of Indebtedness outstanding under the Senior Credit Facility, Post-Petition Interest, and (iv) all (including all subsequent) renewals, extensions, amendments, refinancings, repurchases or redemptions, modifications, supplements, replacements, increases or refundings thereof (whether or not coincident therewith), in whole or in part under one or more agreements or instruments, that are not prohibited by this Indenture. Notwithstanding the foregoing, Senior Debt shall not include (a) any Indebtedness for federal, state, local or other taxes, (b) any Indebtedness among or between the Company, any Subsidiary of the Company and/or their Affiliates, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business, (d) any Indebtedness that is incurred in violation of this Indenture, (e) Indebtedness evidenced by the Notes or (f) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company.


       "SENIOR NOTE" means the note purchase agreement dated as of April 15, 1994 between the Company and Teachers Insurance and Annuity Association of America, as amended as of January 3, 1996 by Amendments No. 1, 2, 3 and 4 between the parties thereto.

        "SERIES B PREFERRED STOCK" means the $10 million dollars liquidation preference of Series B preferred stock being sold by the Company to certain Permitted Holders, for closing on or prior to the date hereof.


       "SPECIAL REDEMPTION DATE" means December 31, 1996.

       "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company or a Subsidiary Guarantor if the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be.

       "SUBSIDIARY" of any Person means (i) any corporation more than 50% of the outstanding Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

       "SUBSIDIARY GUARANTEES" means the guarantees of the Notes issued by the Subsidiary Guarantors.

       "SUBSIDIARY GUARANTOR" means (i) each of The Albany Herald Publishing Company, Inc., a Georgia corporation, The Southwest Georgia Shopper, Inc., a Georgia corporation, WALB-TV, Inc., a Georgia corporation, WJHG-TV, Inc., a Georgia corporation,

KTVE, Inc., an Arkansas corporation, Gray Kentucky Television, Inc., a Georgia corporation, WRDW-TV, Inc., a Georgia corporation, The Rockdale Citizen Publishing Company, a Georgia corporation, Gray Real Estate & Development Company, a Georgia corporation, Gray Transportation Company, Inc., a Georgia corporation, WALB Licensee Corp., a Delaware corporation, WJHG Licensee Corp., a Delaware corporation, WKYT Licensee Corp., a Delaware corporation, WRDW Licensee Corp., a Delaware corporation, WYMT Licensee Corp., a Delaware corporation, WKXT Licensee Corp., a Delaware corporation, WCTV Operating Corp., a Georgia corporation, WKXT-TV, Inc., a Georgia corporation, WCTV Licensee Corp., a Delaware corporation, Porta-Phone Paging, Inc., a Georgia corporation, Porta-Phone Paging Licensee Corp., a Delaware corporation, and Gray Television Management, Inc., a Delaware corporation,
(ii) each of the Company's Subsidiaries which becomes a guarantor of the Notes in compliance with the provisions set forth under Section 4.17, and
(iii) each of the Company's Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture.

       "SURVIVING PERSON" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

       "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990, and as in effect on the Issue Date.

       "TRUSTEE" means Bankers Trust Company until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

       "TRUST OFFICER" means any officer within the Corporate Trust and Agency Group of the Trustee, including, without limitation, any vice president, assistant vice president, treasurer, assistant treasurer, assistant secretary or special assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

       "UNIFORM FRAUDULENT CONVEYANCE ACT" means [to come].

       "UNIFORM FRAUDULENT TRANSFER ACT" means [to come].

       "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, PROVIDED that no U.S. Government Obligation shall be callable at the Issuer's option prior to the stated maturity date of the Notes.

       "VOTING STOCK" means, with respect to any Person, Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

       "WEIGHTED AVERAGE LIFE TO MATURITY" means, with respect to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

SECTION 1.02.   Other Definitions.

                                              DEFINED IN
    TERM                                        SECTION

    "Asset Sale Offer" . . . . . . . . . . .    4.14
    "Asset Sale Offer Purchase Date" . . . .    4.14
    "Asset Sale Offer Trigger Date". . . . .    4.14
    "Change of Control Offer". . . . . . . .    4.13
    "Change of Control Purchase Date". . . .    4.13
    "Collateral Account" . . . . . . . . . .    4.20
    "Covenant Defeasance Option" . . . . . .    8.01
    "Event of Default" . . . . . . . . . . .    6.01
    "Excess Proceeds". . . . . . . . . . . .    4.14
    "Guarantor Payment Blockage Period". . .    11.08
    "Legal Defeasance Option". . . . . . . .    8.01
    "Net Offering Proceeds". . . . . . . . .    4.20
    "Non-Payment Default". . . . . . . . . .    10.03
    "Notice of Default". . . . . . . . . . .    6.01
    "Participants" . . . . . . . . . . . . .    2.15
    "Paying Agent" . . . . . . . . . . . . .    2.03
    "Payment Blockage Notice". . . . . . . .    10.03
    "Payment Blockage Period". . . . . . . .    10.03
    "Payment Default". . . . . . . . . . . .    10.03
    "Payment Restriction". . . . . . . . . .    4.11
    "Permitted Indebtedness" . . . . . . . .    4.07

    "Permitted Payments" . . . . . . . . . .    4.05
    "Purchase Date". . . . . . . . . . . . .    3.08
    "Refinancing Indebtedness" . . . . . . .    4.07
    "Registrar". . . . . . . . . . . . . . .    2.03
    "Required Filing Dates". . . . . . . . .    4.02
    "Special Redemption" . . . . . . . . . .    3.01
    "Special Redemption Price" . . . . . . .    3.01
    "Trustee Expenses" . . . . . . . . . . .    6.08
    "Trust Funds". . . . . . . . . . . . . .    4.20


SECTION 1.03.   Incorporation by Reference of TIA.

       Whenever this Indenture refers to a provision of the Trust Indenture Act of 1939, as amended, the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by the TIA's reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them therein.

SECTION 1.04.   Rules of Construction.

       Unless the context otherwise requires: (1) a term has the meaning assigned to it in this Indenture; (2) an accounting term not otherwise defined herein has the meaning assigned to it under GAAP; (3) "OR" is not exclusive; (4) words in the singular include the plural, and in the plural include the singular; (5) provisions apply to successive events and transactions; and (6) unless otherwise specified, any reference to a Section or Article refers to such Section or Article of this Indenture.

                          ARTICLE II
                          THE NOTES


SECTION 2.01.   Form and Dating.

       The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A, and the notation thereon relating to the Subsidiary Guarantees shall be substantially in the form of EXHIBIT A-1. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication. Each note shall bear the corporate seal of the Company which shall be attested by the Company's secretary or an assistant secretary.

       The terms and provisions contained in the Notes and the Subsidiary Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02.   Execution and Authentication.


       Two Officers of the Company shall sign each Note for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid. Each Subsidiary Guarantor shall execute the Subsidiary Guarantee in the manner set forth in Section 11.04.

       A Note shall not be valid until authenticated by the manual signature of the Trustee, and the Trustee's signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in EXHIBIT A. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any of its Affiliates.

       The Trustee shall authenticate Notes for original issue in the aggregate principal amount of $150,000,000 upon receipt of a written order of the Company in the form of an Officers' Certificate and an Opinion of Counsel, each complying with Section 314(c) of the TIA. The Officers' Certificate shall also specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed $150,000,000, except as provided in Section 2.07. Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

       The Notes shall initially be issued in the form of one or more permanent Global Notes, substantially in the form set forth in EXHIBIT A. Global Notes shall be registered in the name of a nominee of the Depository and deposited with the Trustee, at its New York office, in its capacity as Notes Custodian, duly executed by the Company and authenticated by the Trustee
as hereinafter provided.   Each Global Note shall evidence such of the
outstanding Notes as shall be specified therein and each shall provide that it shall evidence the aggregate principal amount of outstanding Notes from time to time endorsed thereon, and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges, redemptions, and other similar transactions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof.

       The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.   Registrar; Paying Agent; Depositary.

       The Company shall maintain an office or agency (the "REGISTRAR") where Notes may be presented for registration of transfer or for exchange and an office or agency (the "PAYING AGENT") where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change the Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent.

       The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes. If the Company fails to appoint or maintain a Registrar and/or Paying Agent, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07.

       The Company initially appoints DTC to act as Depositary with respect to any Global Notes and initially appoints the Trustee to act as Notes Custodian with respect to any Global Notes.

SECTION 2.04.   Paying Agent to Hold Money in Trust.

       The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money the Paying Agent holds for the redemption or purchase of the Notes or for the payment of principal of, or premium, if any, or interest on, the Notes, and will notify the Trustee of any default by the Company in providing the Paying Agent with sufficient funds to redeem or purchase Notes or make any payment on the Notes as and to the extent required to be redeemed, purchased or paid under the terms of this Indenture. While any such default continues, the Trustee may require the Paying Agent to pay all money it holds to the Trustee. The Company at any time may require the Paying Agent to pay all money it holds to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Affiliates) shall have no further liability for the money it delivered to the Trustee. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the Holders' benefit all money it holds as Paying Agent.

SECTION 2.05.  Holder Lists.

    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, semiannually at least fifteen Business Days before each interest payment date and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form and as of such date as the Trustee may reasonably require that sets forth the names and addresses of, and the aggregate principal amount of Notes held by, each Holder, and the Company shall otherwise comply with Section 312(a) of the TIA.

SECTION 2.06.  Transfer and Exchange.

    Subject to the provisions of Section 2.15, when Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met; PROVIDED, HOWEVER, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder of such Note or by its attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall Issue (and the Subsidiary Guarantors shall execute the Subsidiary Guarantee endorsed thereon), and the Trustee shall authenticate, Notes at the Registrar's request. The Trustee shall notify the Company of all such registered transfers and exchanges contemporaneously with the occurrence of such transfer or exchange.

    Neither the Company nor the Registrar shall be required to issue, register the transfer of or exchange any Note (i) during a period beginning at the opening of business 15 days before the day of the mailing of notice of any redemption from the Company and ending at the close of business on the day the notice of redemption is sent to Holders, (ii) selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part may be transferred or exchanged, and (iii) during a Change of Control Offer or an Asset Sale Offer if such Note is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

    No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchange pursuant to
Section 2.10, 3.07 or 9.05, which the Company shall pay).

    Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing on such Note made by anyone other than the Company, the Registrar or any co-registrar) for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Note and for all other purposes, and notice to the contrary shall not affect the Trustee, any Agent or the Company.

    Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system (as described in Section 2.15) maintained by the Depository (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

SECTION 2.07.  Replacement Notes.

    If any mutilated Note is surrendered to the Trustee, or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall, upon receipt of a written order signed by two Officers of the Company, authenticate a replacement Note if the Trustee's requirements are met, and each such replacement Note shall be an additional obligation of the Company. If the Trustee or the Company requires, the Holder must supply an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its reasonable expenses in replacing a Note.

SECTION 2.08.  Outstanding Notes.

    The Notes outstanding at any time are all the Notes the Trustee has authenticated except those it has cancelled, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding. If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that a BONA FIDE purchaser holds the replaced Note. If the entire principal of, and premium, if any, and accrued interest on, any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.09, a Note does not cease to be outstanding because the Company or any Affiliate of the Company holds such Note.

SECTION 2.09.  Treasury Notes.

    In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of the Company shall be considered as though they are not outstanding; PROVIDED, HOWEVER, that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that the Company or any Affiliate of the Company offers to purchase or acquires pursuant to an exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company or any Affiliate of the Company until legal title to such Notes passes to the Company or such Affiliate, as the case may be.

SECTION 2.10.  Temporary Notes.

    Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a written order signed by two Officers of the Company, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.11.  Cancellation.

    The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, any co-registrar, the Paying Agent, the Company and its Subsidiaries shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, replacement, payment (including all Notes called for redemption and all Notes accepted for payment pursuant to an Offer) or cancellation, and the Trustee shall cancel all such Notes and shall destroy all cancelled Notes (subject to the record retention requirements of the Exchange Act) and deliver a certificate of their destruction to the Company unless, by written order signed by two Officers of the Company, the Company shall direct that cancelled Notes be returned to it. The Company may not issue new Notes to replace any Notes that have been cancelled by the Trustee or that have been delivered to the Trustee for cancellation. If the Company or any Affiliate of the Company acquires any Notes (other than by redemption pursuant to Section 3.01 or an Offer pursuant to Section 4.13 or 4.14), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until such Notes are delivered to the Trustee for cancellation.

SECTION 2.12.  Defaulted Interest.

    If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to Holders on a subsequent special record date, in each case at the rate provided in the Notes and
Section 4.01. The Company shall, with the Trustee's consent, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or, at the request of the Company, the Trustee in the name of, and at the expense of, the Company) shall mail a notice that states the special record date, the related payment date and the amount of interest to be paid.

SECTION 2.13  Record Date

    The record date for purposes of determining the identity of holders of Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in
Section 316(c) of the TIA.

SECTION 2.14.  CUSIP Number.

    A "CUSIP" number will be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.15.  Book-Entry Provisions for Global Notes.

    (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in EXHIBIT B.

    Members of, or participants in, the Depository ("PARTICIPANTS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

    (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for certificated notes ("PHYSICAL NOTES") in accordance with the rules and procedures of the Depository. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note and a successor depositary is not appointed by the Company within 30 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred or exchanged, and the Company shall execute (and the Subsidiary Guarantors shall execute the Subsidiary Guarantee endorsed thereon), and the Trustee, pursuant to instructions set forth in an Officers' Certificate from the Company, shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

    (d) In connection with the transfer or exchange of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute (and the Subsidiary Guarantors shall execute the Subsidiary Guarantee endorsed thereon), and the Trustee, pursuant to instructions set forth in an Officers' Certificate from the Company, shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

    (e) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                                  ARTICLE III
                       REDEMPTIONS AND OFFERS TO PURCHASE

SECTION 3.01.   Redemption Provisions.


    (a) If the Phipps Acquisition is not consummated or the Minimum Equity Condition is not satisfied prior to December 23, 1996, the Company will be obligated to redeem the Notes (the "SPECIAL REDEMPTION") on or prior to the Special Redemption Date at a redemption price (the "SPECIAL REDEMPTION PRICE") equal to 101% of the principal amount of the Notes plus accrued and unpaid interest to the Special Redemption Date. At any time prior to December 23, 1996, if the Phipps Acquisition has not been consummated or the Minimum Equity Condition has not been satisfied, the Company may, at its option, redeem the Notes, in whole but not in part, at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption.


    (b)  Except as set forth in Section 3.01(a) above and as described below,
the Notes are not redeemable at the Company's option prior to          ,
2001. On and after such date, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus accrued and unpaid interest to the date fixed for redemption, if
redeemed during the twelve-month period beginning on           , of the years
indicated below.

                            Year                      Percentage
                            ----                      ----------

             2001. . . . . . . . . . . . . . . . . .         %
             2002. . . . . . . . . . . . . . . . . .         %
             2003. . . . . . . . . . . . . . . . . .         %
             2004 and thereafter . . . . . . . . . .         %

             Notwithstanding the foregoing, at any time prior to           ,
1999, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Public Equity Offerings, other than the

Concurrent Offering, at a redemption price equal to      % of the principal
amount thereof, together with accrued and unpaid interest to the date fixed for redemption; PROVIDED, HOWEVER, that at least $97.5 million in aggregate principal amount of the Notes remains outstanding immediately after any such redemption.

SECTION 3.02.  Notice to Trustee.

             If the Company elects or is required to redeem Notes pursuant to
Section 3.01(a) or elects to redeem Notes pursuant to Section 3.01(b), it shall furnish to the Trustee, (i) at least seven Business Days before notice of any Special Redemption is to be mailed to Holders or (ii) at least 30 but not more than 60 days before notice of any other redemption is to be mailed to Holders, an Officers' Certificate stating that the Company is redeeming Notes pursuant to Section 3.01(a) or Section 3.01(b), as the case may be, the date notice of redemption is to be mailed to Holders, the redemption date, the aggregate principal amount of Notes to be redeemed, the redemption price for such Notes, the amount of accrued and unpaid interest on such Notes as of the redemption date and, if applicable, the manner in which Notes are to be selected for redemption, in accordance with Section 3.03, if less than all outstanding Notes are to be redeemed. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of Notes held by each Holder.

             If the Company is required to offer to purchase Notes pursuant to Section 4.13 or 4.14, it shall furnish to the Trustee, at least seven Business Days before notice of the corresponding Offer is to be mailed to Holders, an Officers' Certificate setting forth that the Offer is being made pursuant to Section 4.13 or 4.14, as the case may be, the Purchase Date, the maximum principal amount of Notes the Company is offering to purchase pursuant to such Offer, the purchase price for such Notes, the amount of accrued and unpaid interest on such Notes as of the Purchase Date and, if applicable, the manner in which Notes are to be selected for purchase, in accordance with Section 3.03, if less than all outstanding Notes are to be purchased.

             The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

SECTION 3.03.  Selection of Notes to Be Redeemed or Purchased.

             If less than all outstanding Notes are to be redeemed or if less than all Notes tendered pursuant to an Offer are to be purchased by the Company, the Trustee, on behalf of the Company, shall select the outstanding Notes to be redeemed or purchased by the Company, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on such an exchange the Trustee, on behalf of the Company, shall select the outstanding Notes to be redeemed or purchased, on a PRO RATA basis, by lot or by any other method that the Trustee deems fair and appropriate; PROVIDED that a redemption pursuant to the provisions relating to Public Equity Offerings will be on a PRO RATA basis. Notes redeemed or purchased in part shall only be redeemed or purchased in integral multiples of $1,000. If the Company elects to mail notice of a redemption to Holders, the Trustee shall at least five days prior to the date notice of redemption is to be mailed, (i) select, on behalf of the Company, the Notes to be redeemed from Notes outstanding not previously called for redemption, and
(ii) notify the Company of the names of each Holder of Notes selected for redemption, the principal amount of Notes held by each such Holder and the principal amount of such Holder's Notes that are to be redeemed. If fewer than all Notes tendered pursuant to an Offer are to be purchased, the Trustee shall, on behalf of the Company, select on or prior to the Purchase Date for such Offer the Notes to be purchased. The Trustee shall select for redemption or purchase Notes or portions of Notes in principal amounts of $1,000 or integral multiples of $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or tendered pursuant to an Offer also apply to portions of Notes called for redemption or tendered pursuant to an Offer. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption or selected for purchase. The Company shall notify the Trustee of its acceptance for payment of the Notes selected for redemption or purchase.

SECTION 3.04.  Notice of Redemption.

             (a) At least (i) five Business Days before the date of any Special Redemption or (ii) 30 days but not more than 60 days before any other redemption date, the Company shall mail by first class mail a notice of redemption to each Holder of Notes that are to be redeemed. With respect to any redemption of Notes, the notice shall identify the Notes or portions thereof, if applicable, to be redeemed and shall state: (1) the redemption date; (2) the redemption price for the Notes and the amount of unpaid and accrued interest on such Notes as of the date of redemption; (3) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; (4) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued; (5) the name and address of the Paying Agent; (6) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price for, and any accrued and unpaid interest on, such Notes; (7) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and (8) that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice and printed on the Notes.

             (b) At the Company's request, the Trustee shall (at the Company's expense) give the notice of any redemption to Holders; PROVIDED, HOWEVER, that the Company shall deliver to the Trustee, at least 45 days prior to the date of any optional redemption and at least 10 days prior to the date that notice of such redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, and (iii) sets forth the aggregate principal amount of Notes to be redeemed and the amount of accrued and unpaid interest thereon as of the redemption date. If the Trustee is not a Registrar, the Company shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Notes held by, each Holder; PROVIDED FURTHER that any such Officers' Certificate may be delivered to the Trustee on a date later than permitted under this Section 3.03(b) if such later date is acceptable to the Trustee.

SECTION 3.05.  Effect of Notice of Redemption.

             Subject to the provisions of Article X, and except if such redemption would violate the terms of the Senior Credit Facility, once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note.

SECTION 3.06.  Deposit of Redemption Price.

             (a) On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company, no later than five days after any redemption date, any money (including accrued interest) that exceeds the amount necessary to pay the redemption price of, and accrued interest on, all Notes redeemed.

             (b) If the Company complies with Section 3.06(a), interest on the Notes to be redeemed will cease to accrue on such Notes on the applicable redemption date, whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business of such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, to the extent lawful, the Company shall pay interest (including Post-Petition Interest) on the overdue principal, premium, if any, and interest from the redemption date until such principal, premium and interest are paid, at a rate equal to 2% per annum in excess of the then applicable interest rate on the Notes compounded semi-annually as provided in the Notes and Section 4.01.

SECTION 3.07.  Notes Redeemed in Part.

            Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the Company's expense a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE IV
                                   COVENANTS

SECTION 4.01.  Payment of Principal, Premium, and Interest.

             Subject to the provisions of Article X, the Company shall pay the principal of, and premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Holders must surrender their Notes to the Paying Agent to collect principal payments. Principal, premium, or interest shall be considered paid on the date due if, by 11 a.m. Eastern Standard Time on such date, the Company has deposited with the Paying Agent money in immediately available funds designated for and sufficient to pay such principal, premium or interest; PROVIDED, HOWEVER, that principal, premium or interest shall not be considered paid within the meaning of this
Section 4.01 if money intended to pay such principal, premium or interest is held by the Paying Agent for the benefit of holders of Senior Debt of the Company pursuant to the provisions of Article X. The Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds the amount then due and payable on the Notes.

             The Company shall pay interest (including Post-Petition Interest) on overdue principal, premium and interest (without regard to any applicable grace period) at a rate equal to 2% per annum in excess of the then applicable interest rate on the Notes, compounded semiannually.


             Payments of the principal of, premium (if any) and interest on any Global Notes will be made to the Depositary or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

SECTION 40.2.  Reports.

             Whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will file with the Commission, so long as any Notes are outstanding, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the "REQUIRED FILING DATES") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also, in any event, (i) within 15 days of each Required Filing Date, (a) transmit by mail to all holders of Notes, as their names and addresses appear in the Note register, without cost to such holders and (b) file with the Trustee copies of the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) if filing such documents by the Company with the Commission is prohibited under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Company's cost. In addition, the Company will file with the Commission and with the Trustee, in accordance with rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance with the conditions and covenants provided for herein as may be required by such rules and regulations.

SECTION 4.03.  Compliance Certificate.

             The Company shall deliver to the Trustee, within 135 days after the end of each fiscal year of the Company, an officers' certificate, which shall be executed, on behalf of the Company, by two Officers at least one of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that (i) a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made to determine whether the Company has kept, observed, performed and fulfilled all of its obligations under this Indenture and the Notes, (ii) such review was supervised by the Officers of the Company signing such certificate, and (iii) that to the best knowledge of each Officer signing such certificate, (a) the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default occurred, describing all such Defaults or Events of Default of which each such Officer may have knowledge and what action the Company has taken or proposes to take with respect thereto), and (b) no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, or interest on, the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided hereunder.

             So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.02 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Section 4.01, 4.05, 4.07, 4.08, 4.09, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18 or 4.20 or
Article V or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

             The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, promptly after any Officer of the Company becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

             The Company shall deliver to the Trustee such other information or documents reasonably requested by the Trustee in connection with the compliance by the Trustee or the Company with the TIA.

SECTION 4.04.  Stay, Extension and Usury Laws.

             The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of its obligations under this Indenture and the Notes; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee pursuant to this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.05.   Limitation on Restricted Payments.


             (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution), (i) no Default or Event of Default (and no event that, after notice or lapse of time, or both, would become an "event of default" under the terms of any Indebtedness of the Company or its Subsidiaries) shall have occurred and be continuing or would occur as a consequence thereof, (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to the provisions of Section 4.07(a) and
(iii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the sum of (x) an amount equal to the Company's Cumulative Operating Cash Flow less 1.4 times the Company's Cumulative Consolidated Interest Expense, plus (y) the aggregate amount of all net cash proceeds received after the Issue Date by the Company (but excluding the net cash proceeds received by the Company from the Concurrent Offering and the sale of the Series B Preferred Stock) from the issuance and sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Stock) to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any Subsidiary pursuant to clause (ii) of Section 4.05(b), PLUS (z) in the case of the disposition or repayment of any Investment for cash, which Investment constituted a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced (but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Company or such Subsidiary in respect of such disposition.


             (b) The provisions of Section 4.05(a) will not prohibit, so long as there is no Default or Event of Default continuing, the following actions (collectively, "PERMITTED PAYMENTS"):

                       (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under this Indenture, and such payment shall be deemed to have been paid on such date of declaration for purposes of clause
(iii) of Section 4.05(a);

                      (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Capital Stock or any Indebtedness of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than any Disqualified Stock);

                     (iii) the repurchase, redemption or other repayment of any Subordinated Debt of the Company or a Subsidiary Guarantor in exchange for, by conversion into or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Subordinated Debt of the Company or such Subsidiary Guarantor with a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of the Subordinated Debt repurchased, redeemed or repaid;

                      (iv) the payment of ordinary dividends by the Company in respect of its Capital Stock in the ordinary course of business on a basis consistent with past practice in an aggregate amount not exceeding $1.0 million; and

                       (v) Restricted Investments received as consideration in connection with an Asset Sale made in compliance with the Indenture.

                       (c) In computing the amount of Restricted Payments for purposes of Section 4.05(a)(iii), Restricted Payments made under Sections 4.05(b)(iv) and 4.05(b)(v) shall be included and Restricted Payments made under Sections 4.05(b)(i), 4.05(b)(ii) and 4.05(b)(iii) shall be excluded.

SECTION 4.06.  Corporate Existence.

             Subject to Section 4.14 and Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of its Subsidiaries and the rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.07.  Limitation on Incurrence of Indebtedness.

             (a) The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired Debt) if, at the time of and immediately after giving pro forma effect to such incurrence, the Debt to Operating Cash Flow Ratio of the Company and its Subsidiaries is (i) more than 7.0:1.0 if the Indebtedness is incurred prior to September __, 1998 or (ii) more than 6.5:1.0 if the Indebtedness is incurred on or after September __, 1998.

             (b) Section 4.07(a) will not apply to the incurrence of any of the following (collectively, "PERMITTED INDEBTEDNESS"):

                       (i) Indebtedness of the Company incurred under the Senior Credit Facility in an aggregate principal amount at any time outstanding not to exceed $60,000,000 less (A) the aggregate amount of all principal payments made in respect of any term loans thereunder and (B) the aggregate amount of any other principal payments thereunder constituting permanent reductions of such Indebtedness pursuant to and in accordance with the covenant described under Section 4.14;

                      (ii) Indebtedness of any Subsidiary Guarantor consisting of a guarantee of Indebtedness of the Company under the Senior Credit Facility;

                     (iii) Indebtedness of the Company represented by the Notes and Indebtedness of any Subsidiary Guarantor represented by a Subsidiary Guarantee;

                      (iv) Indebtedness owed by any Subsidiary Guarantor to the Company or to another Subsidiary Guarantor, or owed by the Company to any Subsidiary Guarantor; PROVIDED that any such Indebtedness shall be at all times held by a Person which is either the Company or a Subsidiary Guarantor; and PROVIDED, FURTHER that an incurrence of additional Indebtedness which is not permitted under this Section 4.07(b)(iv) shall be deemed to have occurred upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than the Company or another Subsidiary Guarantor or (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Subsidiary Guarantor to a Person other than the Company or another Subsidiary Guarantor, such that such Subsidiary Guarantor ceases to be a Subsidiary Guarantor;

                       (v) Indebtedness of any Subsidiary Guarantor consisting of guarantees of any Indebtedness of the Company which Indebtedness of the Company has been incurred in accordance with the provisions of the Indenture;

                      (vi) Indebtedness arising with respect to Interest Rate Agreement Obligations incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; PROVIDED, HOWEVER, that the notional principal amount of such Interest Rate Agreement Obligation does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreement Obligation relates;

                     (vii) any Indebtedness of the Company or a Subsidiary of the Company incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement of any Indebtedness of the Company or such Subsidiary permitted to be incurred or outstanding under this Indenture other than Indebtedness described in clauses (i), (ii), (iv), (v), (vi) and (viii) of this Section 4.07(b) ("REFINANCING INDEBTEDNESS"); PROVIDED that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so renewed, extended, substituted, refunded, defeased, refinanced or replaced (plus the premiums paid in connection therewith (which shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced) and the expenses incurred in connection therewith);
(b) with respect to Refinancing Indebtedness of any Indebtedness other than Senior Debt, the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced; and (c) with respect to Refinancing Indebtedness of Indebtedness other than Senior Debt incurred by (1) the Company, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Notes as the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced, and (2) a Subsidiary Guarantor, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Subsidiary Guarantee as the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced; and

                    (viii) Indebtedness of the Company and its Subsidiaries in addition to that described in clauses (i) through (vii) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (viii) does not exceed $15,000,000 at any one time outstanding.

SECTION 4.08.       Limitation on Transactions with Affiliates.

             The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company or any beneficial owner of ten percent or more of any class of Capital Stock of the Company or any Subsidiary Guarantor unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and (ii) (a) with respect to any transaction or series of transactions involving aggregate payments in excess of $1,000,000, the Company delivers an Officers Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors (and approved by a majority of the Independent Directors or, in the event there is only one Independent Director, by such Independent Director), and (b) with respect to any transaction or series of transactions involving aggregate payments in excess of $5,000,000, the Company delivers to the Trustee an Opinion of Counsel to the effect that such transaction or series of transactions is fair to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing. Notwithstanding the foregoing, this provision will not apply to (i) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder), (ii) any transaction entered into by or among the Company or any Subsidiary Guarantor and one or more Subsidiary Guarantors, and (iii) transactions pursuant to agreements existing on the Issue Date.

SECTION 4.09.  Limitation on Liens.

             The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom to secure any Indebtedness; PROVIDED that in addition to creating Permitted Liens on its properties or assets, (i) the Company may create any Lien upon any of its properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Notes are equally and ratably secured therewith, and (ii) a Subsidiary Guarantor may create any Lien upon any of its properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if its Subsidiary Guarantee is equally and ratably secured therewith; PROVIDED, HOWEVER, that if (a) the Company creates any Lien on its assets to secure any Subordinated Indebtedness of the Company, the Company shall also create a Lien to secure the Notes and the Lien securing such Subordinated Indebtedness shall be subordinated and junior to the Lien securing the Notes with the same or lesser priorities as the Subordinated Indebtedness shall have with respect to the Notes, and (b) a Subsidiary Guarantor creates any Lien on its assets to secure any Subordinated Indebtedness of such Subsidiary Guarantor, the Subsidiary Guarantor shall also create a Lien to secure the Subsidiary Guarantee and the Lien securing such Subordinated Indebtedness shall be subordinated and junior to the Lien securing the Subsidiary Guarantee of such Subsidiary Guarantor with the same or lesser priorities as the Subordinated Indebtedness shall have with respect to the Subsidiary Guarantee of such Subsidiary Guarantor.

SECTION 4.10.  Taxes.

             The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies the failure of which to pay could reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its Subsidiaries taken as a whole, except for those taxes contested in good faith by appropriate proceedings.

SECTION 4.11.  Limitation on Dividends and Other
               Payment Restrictions Affecting Subsidiaries.

             The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions to the Company or any other Subsidiary of the Company on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (ii) make loans or advances to the Company or any other Subsidiary of the Company, or (iii) transfer any of its properties or assets to the Company or any other Subsidiary of the Company (collectively, "PAYMENT RESTRICTIONS"), except for such encumbrances or restrictions existing under or by reason of (a) the Senior Credit Facility as in effect on the Issue Date and any amendments, restatements, renewals, replacements or refinancings thereof; PROVIDED that such amendments, restatements, renewals, replacement or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility immediately prior to any such amendment, restatement, renewal, replacement or refinancing, (b) applicable law, (c) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition); PROVIDED that such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, (d) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired, (f) an agreement for the sale or disposition of the Capital Stock or assets of such Subsidiary; PROVIDED that such restriction is only applicable to such Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under the covenant described under Section 4.14; and PROVIDED, FURTHER, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery, and (g) Refinancing Indebtedness permitted under this Indenture; PROVIDED that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing.

SECTION 4.12.  Maintenance of Office or Agency.

             The Company will maintain in the Borough of Manhattan, the City of New York, an office or an agency (which may be an office of any Agent) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

             The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any matter relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

             The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

SECTION 4.13.  Change of Control.

             (a) In the event of a Change of Control, Company will make an offer to purchase all of the then outstanding Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase, in accordance with the terms set forth below (a "CHANGE OF CONTROL OFFER").

             (b) Within 30 days following the occurrence of any Change of Control, the Company shall mail to each Holder of Notes at such Holder's registered address a notice stating: (i) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "CHANGE OF

CONTROL PURCHASE DATE"), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest as of the Change of Control Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date, (v) that Holders electing to tender any Note or portion thereof will be required to surrender their Note, with a form entitled "Option of Holder to Elect Purchase" completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Purchase Date; PROVIDED that Holders electing to tender only a portion of any Note must tender a principal amount of $1,000 or integral multiples thereof; (vi) that Holders will be entitled to withdraw their election to tender Notes if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are accepted for payment in part will be issued new Notes equal in principal amount to the unpurchased portion of Notes surrendered; PROVIDED that only Notes in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part.

             (c) On the Change of Control Purchase Date, the Company will (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Change of Control Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Change of Control Offer. The Paying Agent shall promptly mail to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such Holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part for any reason consistent with this Indenture shall be promptly returned to the Holder of such Note. On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Change of Control Offer to Holders of the Notes on or as soon as practicable after the Change of Control Purchase Date.

             (d) The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Change of Control Offer.

SECTION 4.14.  Limitation on Asset Sales.

             (a) The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (i) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (determined by the Board of Directors in good faith, which determination shall be evidenced by a board resolution) of the assets or other property sold or disposed of in the Asset Sale, and (ii) at least 75% of such consideration is in the form of cash or Cash Equivalents; PROVIDED that for purposes of this covenant "cash" shall include the amount of any liabilities (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) of the Company or such Subsidiary (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or other property in such Asset Sale (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities.

             Notwithstanding clause (ii) above, (a) all or a portion of the consideration for any such Asset Sale may consist of all or substantially all of the assets or a majority of the Voting Stock of an existing television business, franchise or station (whether existing as a separate entity, subsidiary, division, unit or otherwise) or any business directly related thereto, and (b) Asset Sales involving assets which are not television or publishing businesses, franchises or stations and having an aggregate value (as measured by the value of the consideration being paid for such assets) not in excess of $35,000,000 may be made without regard to clause (ii) above; provided, that, in the case of either (a) or (b) of this sentence, after giving effect to any such Asset Sale and related acquisition of assets or Voting Stock, (x) no Default or Event of Default shall have occurred or be continuing; and (y) the Net Proceeds of any such Asset Sale, if any, are applied in accordance with this covenant.

             (b) Within 360 days after any Asset Sale, the Company may elect to apply or cause to be applied the Net Proceeds from such Asset Sale to (i) permanently reduce any Senior Debt of the Company or any Guarantor Senior Debt, and/or (ii) make an investment in, or acquire assets directly related to the business of the Company and its Subsidiaries existing on the Issue Date. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt of the Company or any Guarantor Senior Debt or temporarily invest such Net Proceeds in any manner permitted by this Indenture. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph within 360 days of such Asset Sale will be deemed to constitute "EXCESS PROCEEDS" on the 361st day after such Asset Sale.

             (c) As soon as practical, but in no event later than 10 Business Days after any date (an "ASSET SALE OFFER TRIGGER DATE") that the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall commence an offer to purchase the maximum principal amount of Notes that may be purchased out of all such Excess Proceeds (an "ASSET SALE OFFER") at a price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "ASSET SALE OFFER PURCHASE DATE"). To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes and such amount shall no longer constitute "Excess Proceeds."

             (d) Within 30 days following any Asset Sale Offer Trigger Date, the Company shall mail to each holder of Notes at such holder's registered address a notice stating: (i) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Asset Sale Offer Purchase Date, which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest as of the Asset Sale Offer Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date, (v) that Holders electing to tender any Note or portion thereof will be required to surrender their Note, with a form entitled "Option of Holder to Elect Purchase" completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Asset Sale Offer Purchase Date; PROVIDED that Holders electing to tender only a portion of any Note must tender a principal amount of $1,000 or integral multiples thereof; (vi) that Holders will be entitled to withdraw their election to tender Notes if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Asset Sale Offer Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are accepted for payment in part will be issued new Notes equal in principal amount to the unpurchased portion of Notes surrendered; PROVIDED that only Notes in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part.

             (e) On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Asset Sale Offer Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale

Offer. If less than all Notes tendered pursuant to the Asset Sale Offer are to be purchased by the Company, the Trustee, on behalf of the Company, shall select the outstanding Notes to be purchased by the Company in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on such an exchange, the Trustee on behalf of the Company, shall select the outstanding Notes to be purchased, on a PRO RATA basis, by lot or by such method as the Trustee deems fair and appropriate; PROVIDED that Notes purchased in part shall only be purchased in integral multiples of $1,000. The Company shall notify the Trustee of its acceptance for payment of Notes selected for purchase. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such Holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note. On and after an Asset Sale Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Asset Sale Offer to Holders on or as soon as practicable after the Asset Sale Offer Purchase Date.

             (f) The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Asset Sale Offer.

SECTION 4.15.  Limitation on Incurrence of Senior Subordinated Indebtedness.

             The Company will not, directly or indirectly (a) incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Indebtedness of the Company and senior in any respect in right of payment to the Notes, and (b) permit any Subsidiary Guarantor to incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Indebtedness of such Subsidiary Guarantor and senior in any respect in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor.

SECTION 4.16.  Limitation on Issuance and Sale of
               Capital Stock of Subsidiaries.

             The Company (a) will not, and will not permit any Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of such Subsidiary or any other Subsidiary (other than to the Company or a Subsidiary Guarantor) except that the

Company and any Subsidiary may, in any single transaction, sell all, but not less than all, of the issued and outstanding Capital Stock of any subsidiary to any Person, subject to complying with the provisions of this Indenture applicable to such sale and (b) will not permit any Subsidiary of the Company to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, its Capital Stock to any person other than to the Company or a Subsidiary Guarantor.

SECTION 4.17.  Future Subsidiary Guarantors.

             The Company shall cause each Subsidiary of the Company formed or acquired after the date of this Indenture to execute and deliver an indenture supplemental to this Indenture and thereby become a Subsidiary Guarantor which shall be bound by the guarantee of the Notes in the form set forth in this Indenture (without such Subsidiary Guarantor being required to execute and deliver the guarantee endorsed on the Notes).

SECTION 4.18.  Maintenance of Properties.

             The Company will cause all properties used in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company or any Subsidiary of the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors in good faith, desirable in the conduct of the business of the Company or of any of its Subsidiaries.

SECTION 4.19.  Maintenance of Insurance.

             The Company shall, and shall cause each of its Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character usually is so insured by corporations similarly situated and owning like properties in accordance with good business practice.

SECTION 4.20.  Deposit of Trust Funds with Trustee Pending
               Consummation of Phipps Acquisition.

             (a) On the Issue Date, the Company shall deposit with the Trustee in the account specified in Section 4.20(b), (i) the net proceeds from the issuance of the Notes (the "NET OFFERING PROCEEDS"), plus (ii) such amount as, when added to the Net Offering Proceeds, equals 101% of the aggregate principal amount of the Notes, plus (iii) an amount equal to the interest that would accrue on the Notes from the Issue Date to the Special
Redemption Date at an interest rate of [   ]% per annum (such deposited
amounts collectively, the "TRUST FUNDS").

             (b) The Company shall deposit the Trust Funds into, and shall maintain with the Trustee, an account (the "COLLATERAL ACCOUNT") designated "Bankers Trust Company, as Trustee," which account shall be under the sole dominion and control of the Trustee. Amounts on deposit in the Collateral Account shall be invested and reinvested from time to time in Cash Equivalents, as directed in writing by the Company, which shall be held in the Collateral Account. Any income, including any interest or capital gains received with respect to the balance from time to time standing to the credit of the Collateral Account, shall remain, or be deposited, in the Collateral Account. The Trustee shall have the power to sell or liquidate the investments in the Collateral Account whenever the Trustee shall be required to release all or any portion of the amounts in the Collateral Account to permit the consummation of the Phipps Acquisition or to employ such amounts to effect a Special Redemption of the Notes pursuant to Section 4.20(d). Subject to
Article VII hereof, the Trustee, solely in its individual capacity, hereby waives any rights it may have in such individual capacity to the Collateral Account and all rights and interest therein, including, without limitation, any such rights arising through counterclaim, defense, recoupment, charge, lien or right of set-off. The Trustee shall not have any liability for any loss suffered as a result of any investment made as provided above, any liquidation of any such investment prior to its maturity, or the failure of any authorized person of the Company to give the Trustee written instruction to invest or reinvest the amounts in the Collateral Account or any earnings thereon.

             (c) In order to secure the full and punctual payment and performance of the Company's obligation to redeem the Notes upon a Special Redemption, if any, the Company hereby grants to the Trustee, for the benefit of the Holders, a continuing security interest in and to the Trust Funds, whether now owned or existing or hereafter acquired or arising.

             (d) The Trustee shall hold the Trust Funds, for the benefit of the Holders, until the earliest to occur of:

                       (A) (x) the date of consummation of the Phipps Acquisition as specified in an Officers' Certificate from the Company to the Trustee (1) stating that the Minimum Equity Condition has been satisfied, or will be satisfied concurrently with the release of the Trust Funds, (2) stating that each of the Senior Note and the Old Credit Facility have been retired, or will be retired concurrently with the release of the Trust Funds (3) stating that the Phipps Acquisition is to be consummated on a date specified therein, which shall be at least seven Business Days after the date of such Officers' Certificate and before December 23, 1996, (4) stating that such consummation will be, in all material respects, in accordance with the terms and conditions described in the Prospectus, and (5) requesting the Trustee to release the Trust Funds to the order of the Company or its assignee for application to the concurrent consummation of the Phipps Acquisition and (y) receipt by the Trustee of an Opinion of Counsel to the effect that all conditions precedent described in the preceding clause (x) have been satisfied; or


                       (B) the date of any Special Redemption, which date shall be specified in an Officers' Certificate from the Company to the Trustee in accordance with Section 3.02 hereof; or

                       (C) the Special Redemption Date, as specified in an Officers' Certificate from the Company to the Trustee in accordance with
     Section 3.02 hereof.

             (e) On the date of consummation of the Phipps Acquisition and following such acquisition, the Holders' security interest in the Collateral Account shall terminate and the Trustee shall release the Trust
Funds in immediately available funds to the order of the Company or its assigns, as specified in the Officers' Certificate delivered pursuant to
Section 4.20(d)(A).


             (f) On the date of any Special Redemption or the Special Redemption Date as specified in an Officers' Certificate delivered pursuant to Section 4.20(d)(B) or Section 4.20(d)(C) above, the Trustee shall apply the Trust Funds to fund such Special Redemption and the Holders' security interest in the Collateral Account shall terminate on the date of such Special Redemption.


             (g) The Trustee shall pay any investment income received on the Trust Funds to the Company following release of the Trust Funds pursuant to subsection (d) above. If a Special Redemption occurs prior to the Special Redemption Date any amounts in the Collateral Account not required to be used for such Special Redemption shall be returned to the Company.


             (h) The Company will comply with Sections 314(b) and 314(d) of the TIA, as applicable, including, without limitation, providing an
Opinion of Counsel with respect to Section   (b) and the certificates or
opinions of experts with respect to Section 314(d), in connection with the deposit and release of the Trust Funds.

                                  ARTICLE V
                                  SUCCESSORS

SECTION 5.01.  Merger, Consolidation and Sale of Assets.

             (a) The Company shall not consolidate or merge with or into (whether or not the Company is the Surviving Person), or, directly or indirectly through one or more Subsidiaries, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person or Persons unless (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(ii) the Surviving Person (if other than the Company) assumes all the obligations of the Company under this Indenture and the Notes pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;
(iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) the Surviving Person will (A) have Consolidated Net Worth (immediately after giving effect to the Disposition on a pro forma basis) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, and (B) at the time of such Disposition and after giving pro forma effect thereto, the Surviving Person would be permitted to issue at least $1.00 of additional Indebtedness pursuant to Section 4.07(a).

             (b) Prior to the consummation of any proposed Disposition, merger or consolidation of the Company or a Subsidiary Guarantor or the sale of all or substantially all of the assets of the Company or a Subsidiary Guarantor, the Company shall deliver to the Trustee an Officers Certificate stating that such transaction complies with Articles V or XI of this Indenture, as the case may be, and an Opinion of Counsel stating that such transaction and the supplemental indenture, if required, comply with Articles V or XI of this Indenture, as the case may be.

SECTION 5.02.   Surviving Person Substituted.

             In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01(a) or Section 11.01(e) in which the Company or the Subsidiary Guarantor, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company or the Subsidiary Guarantor under the Notes, the Subsidiary Guarantee, as applicable, and this Indenture pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Subsidiary Guarantor, and the Company or the Subsidiary Guarantor would be discharged from its obligations under this Indenture, the Notes or its Subsidiary Guarantee, as the case may be, PROVIDED that solely for the purpose of calculating amounts described in clause (iii) of Section 4.05(a), any such Surviving Person shall only be deemed to have succeeded to and be substituted for the Company with respect to the period subsequent to the effective time of such transaction (and the Company (before giving effect to such transaction) shall be deemed to be the "Company" for such purposes for all prior periods).

                                   ARTICLE VI
                               DEFAULTS AND REMEDIES

SECTION 5.01.   Events of Default.

             (a)     Each of the following constitutes an "EVENT OF DEFAULT":

                       (i) a default for 30 days in the payment when due of interest on any Note (whether or not prohibited by the subordination provisions of this Indenture);

                      (ii) a default in the payment when due of principal on any Note (whether or not prohibited by the subordination provisions of this Indenture), whether upon maturity, acceleration, optional or mandatory redemption, required repurchase or otherwise;

                     (iii) failure to perform or comply with any covenant, agreement or warranty in this Indenture (other than the defaults specified in clauses (i) and (ii) above) which failure continues for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes;

                      (iv) the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company or any Subsidiary of the Company then has outstanding Indebtedness in excess of $5,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

                       (v) except as permitted by this Indenture, any Subsidiary Guarantee shall for any reason cease to be, or be asserted in writing by any Subsidiary Guarantor or the Company not to be, in full force and effect, and enforceable in accordance with its terms;

                      (vi) one or more judgments, orders or decrees for the payment of money in excess of $5,000,000, either individually or in the aggregate shall be entered against the

Company or any Subsidiary of the Company or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed for a period of 60 days after their entry;

                     (vii) any holder or holders of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company or any Subsidiary of the Company, after a default under such Indebtedness, (a) shall notify the Company or the Trustee of the intended sale or disposition of any assets of the Company or any Subsidiary of the Company with an aggregate fair market value (as determined in good faith by the Board of Directors, which determination shall be evidenced by a board resolution), individually or in the aggregate, of at least $5,000,000 that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or (b) shall commence proceedings, or take any action (including by way of set off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of such Indebtedness, such assets of the Company or any Subsidiary of the Company (including funds on deposit or held pursuant to lock-box and other similar arrangements);

                    (viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any Subsidiary of the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary of the Company or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 days; or

                      (ix) (a) the Company or any Subsidiary of the Company commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company or any Subsidiary of the Company consents to the entry of a decree or order for relief in respect of the Company or such Subsidiary of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company or any Subsidiary of the Company files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company or any Subsidiary of the Company (x) consents to the filing of such petition or the appointment of or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Subsidiary of the Company or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company or any Subsidiary of the Company takes any corporate action in furtherance of any such actions in this paragraph
(ix).

             (b) Any notice of default delivered to the Company by the Trustee or by Holders of Notes with a copy to the Trustee must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT."

SECTION 6.02.  Acceleration.

             (a) If any Event of Default (other than an Event of Default specified under Section 6.01(a)(viii) or (ix) with respect to the Company or any Subsidiary Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may, and the Trustee at the request of such Holders shall, declare all the Notes to be due and payable immediately. In the case of an Event of Default arising from the events specified in Sections 6.01(a)(viii) or (ix) with respect to the Company or any Subsidiary Guarantor, the principal of, premium, if any, and any accrued and unpaid interest on all outstanding Notes shall IPSO FACTO become immediately due and payable without further action or notice.

             (b) The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may rescind any declaration of acceleration of such Notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Defaults and Events of Default (other than the nonpayment of principal or premium, if any, or interest on, the Notes which shall have become due by such declaration) shall have been cured or waived.

SECTION 6.03.  Other Remedies.

             If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or
acquiescence in the Event of Default.   All remedies are cumulative to the
extent permitted by law.
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                                       51

SECTION  6.04.      Waiver of Past Defaults.

    The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except (i) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes (which may only be waived with the consent of each Holder of Notes affected), or (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of each Holder of Notes affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefore shall deemed to have been cured for every purpose of this Indenture; PROVIDED that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION  6.05.      Control by Majority of Holders.

    Subject to Section 7.01(e), the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.

SECTION  6.06.      Limitation of Suits by Holders.

    A Holder may pursue a remedy with respect to this Indenture or the Notes only if: (1) the Holder gives to the Trustee notice of a continuing Event of Default; (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy; (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. Holders of the Notes may not enforce this Indenture, except as provided herein.

SECTION  6.07.      Rights of Holders to Receive Payment.

    Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and premium, if any, and interest on, a Note, on or after a respective due date expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.

SECTION  6.08.      Collection Suit by Trustee.

    If an Event of Default specified in Section 6.01(a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for (i) the principal, premium, if any, and interest remaining unpaid on the Notes, (ii) interest on overdue principal and premium, if any, and, to the extent lawful, interest, and (iii) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel ("TRUSTEE EXPENSES").

SECTION  6.09.      Trustee May File Proofs of Claim.

    The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for Trustee Expenses and for amounts due under Section 7.07) and the Holders allowed in any Insolvency or Liquidation Proceeding relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute to Holders any money or other property payable or deliverable on any such claims and each Holder authorizes any Custodian in any such Insolvency or Liquidation Proceeding to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders any such Custodian is hereby authorized to make such payments directly to the Holders, and to pay to the Trustee any amount due to it hereunder for Trustee Expenses, and any other amounts due the Trustee under
Section 7.07; PROVIDED, HOWEVER, that the Trustee shall not be authorized to
(i) consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or (ii) vote in respect of the claim of any Holder in any such Insolvency or Liquidation Proceeding. To the extent that the payment of any such Trustee Expenses, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the

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                                       53

Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

SECTION 6.10.   Priorities.

    If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

    First:    to the Trustee for Trustee Expenses for amounts due under Section
              7.07;

    Second: to the holders of Senior Debt to the extent required by Articles X and XI;

    Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

    Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

    The Trustee may fix a record date and payment date for any payment to Holders.

SECTION 6.11.   Undertaking for Costs.

    In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

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                                       54

                                     ARTICLE VII
                                       TRUSTEE


SECTION 7.01.   Duties of Trustee.

    (a) If an Event of Default occurs (and has not been cured) the Trustee shall (i) exercise the rights and powers vested in it by this Indenture, and
(ii) use the same degree of care and skill in exercising such rights and powers as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    (b) Except during the continuance of an Event of Default: (i) the Trustee's duties shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to this Indenture's requirements.

    (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except, that: (i) this Section 7.01(c) does not limit the effect of Section 7.01(b); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction it receives pursuant to
Section 6.05.

    (d) Every provision of this Indenture that in any way relates to the Trustee shall be subject to paragraphs (a), (b), and (c) of this Section.

    (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

    (f) The Trustee shall not be liable for interest on any money received by it except as it may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.   Rights of Trustee.

    (a) The Trustee may rely on any document it believes to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

    (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel; PROVIDED that such action or omission does not constitute gross negligence. The Trustee may consult with counsel and advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under this Indenture in good faith and in reliance on such advice or opinion.

    (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

    (d) The Trustee shall not be liable for any action it takes or omits in good faith that it believes to be authorized or within its rights or powers.

    (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

SECTION 7.03.   Individual Rights of Trustee.

    The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee, or resign. Each Agent shall have the same rights as the Trustee under this Section 7.03.

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                                       56

SECTION 7.04.   Trustee's Disclaimer.

    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Prospectus; it shall not be accountable for the Company's use of the proceeds from the Notes or for any money paid to the Company or upon the Company's direction under any provisions of this Indenture; it shall not be responsible for the use or application of any money that any Paying Agent other than the Trustee receives; and, it shall not be responsible for any statement or recital in this Indenture or any statement in the Notes or any other document executed in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.   Notice to Holders of Defaults and Events of Default.

    If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note (including any failure to redeem Notes called for redemption or any failure to purchase Notes tendered pursuant to an Offer that are required to be purchased by the terms of this Indenture), the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a committee of its Trust Officers determines in good faith that withholding such notice is in the Holders' interests.

SECTION 7.06.   Reports by Trustee to Holders.

    On or before June 15 in each year following the date hereof, so long as any Notes are outstanding hereunder, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with Section 313(a) of the TIA (but if no event described in Section 313(a) of the TIA has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Section 313(b)(2) of the TIA. The Trustee shall also transmit by mail all reports as required by Section 313(c) of the TIA.

    Within 90 days after any Special Redemption, or after the consummation of the Phipps Acquisition, if applicable, the Trustee shall mail to Holders a brief report with respect to the release of the Trust Funds that complies with Section 313(b) of the TIA.

    A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.   Compensation and Indemnity.

    The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder, as mutually agreed upon by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses it incurs or makes in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

    The Company shall indemnify the Trustee and each of its directors, officers, employees, agents, representatives and counsel against any and all losses, liabilities or expenses the Trustee incurs arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity; PROVIDED, HOWEVER, that failure by the Trustee to provide the Company with any such notice shall not relieve the Company of any of its obligations under this Section 7.07. The Trustee shall cooperate in the defense of any such claim. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

    The Company's obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture. The Company need not reimburse any expense or indemnify against any loss or liability the Trustee incurs as a result of its negligence or willful misconduct.

    To secure payment of the Company's obligations under this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property the Trustee holds or collects, except the Trust Funds and any other funds from time to time held in trust or as security to pay principal of, and premium, if any, and interest on, particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(viii) or (ix) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses under any Bankruptcy Law without any need to demonstrate substantial contribution under Bankruptcy Law.

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                                       58

SECTION 7.08.   Replacement of Trustee.

    A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

    The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if: (1) the Trustee fails to comply with Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (iii) a Custodian or public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of performing the services of the Trustee hereunder.

    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee; PROVIDED that the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace any successor Trustee appointed by Company.

    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

    If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its appointment to Holders. The retiring Trustee shall promptly transfer all property it holds as Trustee to the successor Trustee; provided that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 shall continue for the retiring Trustee's benefit with respect to expenses and liabilities relating to the retiring Trustee's activities prior to being replaced.

SECTION 7.09.   Successor Trustee by Merger, Etc.

    If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.   Eligibility; Disqualification.

    The Trustee shall at all times (i) be a corporation organized and doing business under the laws of the United States of America, of any state thereof, or the District of Columbia authorized under such laws to exercise corporate trust powers, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $100 million as set forth in its most recently published annual report of condition, and (iv) satisfy the requirements of Sections 310(a)(1),(2) and
(5) of the TIA.  The Trustee is subject to Section 310(b) of the TIA.

SECTION 7.11.   Preferential Collection of Claims Against Company.

    The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

                                     ARTICLE VIII
                                DISCHARGE OF INDENTURE

SECTION 8.01.   Discharge of Liability on Notes; Defeasance.

    (a) Subject to Sections 8.01(c), 8.02 and 8.06, this Indenture shall cease to be of any further effect as to all outstanding Notes and Subsidiary Guarantees after (i) either (a) all Notes heretofore authenticated and delivered (other than Notes replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (b) all Notes not previously delivered for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee an amount in United States dollars sufficient to pay and discharge the entire indebtedness on such Notes not previously delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of repayment,
(ii) the Company has paid or caused to be paid all other sums payable under this

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                                       60

Indenture and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with and that such deposit does not violate the provisions of Article X or the subordination provisions of Article XI.

    (b) Subject to Sections 8.01(c), 8.02, and 8.06, the Company at any time may terminate (i) all its obligations under this Indenture and the Notes ("LEGAL DEFEASANCE OPTION"), or (ii) its obligations under Sections 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17,
4.18 and 4.19, Article V, Article X and the subordination provisions of
Article XI ("COVENANT DEFEASANCE OPTION"). The Company may exercise its Legal Defeasance Option notwithstanding its prior exercise of its Covenant Defeasance Option.

    If the Company exercises its Legal Defeasance Option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its Covenant Defeasance Option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(a)(iii).

    Upon satisfaction of the conditions set forth in Section 8.02 and upon the Company's request (and at the Company's expense), the Trustee shall acknowledge in writing the discharge of those obligations that the Company has terminated.

    (c) Notwithstanding Sections 8.01(a) and (b), the Company's obligations under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.04, 4.12, 4.20, 7.07,
7.08, 8.04, 8.05, and 8.06, and the obligations of the Trustee and the Paying Agent under Section 8.04 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations under Sections 7.07 and 8.05 and the obligations of the Company, Trustee and Paying Agent under Section 8.04 shall survive.

SECTION 8.02.   Conditions to Defeasance.

    In order to exercise either its Legal Defeasance Option and give effect thereto ("LEGAL DEFEASANCE") or its Covenant Defeasance Option and give effect thereto ("COVENANT DEFEASANCE"), (i) the Company shall irrevocably deposit with the Trustee, as trust funds in trust, for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, maturing as to principal and interest in such amounts as will be sufficient, without consideration of any reinvestment of such interest, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity of such principal or installment of principal or interest; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee

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                                       61

an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (viii) and
(ix) under Section 6.01 are concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Debt or Guarantor Senior Debt of any Subsidiary Guarantor, including, without limitation, those arising under this Indenture, after the 91st day following the deposit and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; (viii) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; (ix) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and (x) such deposit shall not violate the provisions described in Article X or
Article XI.

SECTION 8.03.   Application of Trust Money.

    The Trustee or Paying Agent shall hold in trust money and/or U.S. Government Obligations deposited with it pursuant to this Article VIII. The Trustee or Paying Agent shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on, the

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                                       62

Notes.  Money deposited with the Trustee or a Paying Agent pursuant to this
Article VIII shall not be subject to the provisions of Article X and Article
XI.

SECTION 8.04.   Repayment to Company.

    After the Notes have been paid in full, the Trustee and the Paying Agent shall promptly turn over to the Company any excess money or securities held by them upon the written direction of the Company.

    Any money deposited with the Trustee or a Paying Agent pursuant to this
Article VIII for the payment of the principal of, premium, if any, or interest on, any Note that remains unclaimed for two years after becoming due and payable shall be paid to the Company on its request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money shall cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in THE NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.05.   Indemnity for U.S. Government Obligations.

    The Company shall pay and shall indemnify the Trustee and any Paying Agent against any tax, fee or other charge imposed on or assessed against cash and/or U.S. Government Obligations deposited with it pursuant to this
Article VIII or the principal and interest received on such cash and/or U.S. Government Obligations.

SECTION 8.06.   Reinstatement.

    If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; PROVIDED, HOWEVER, that if the Company has made any payment of principal of, or premium, if

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                                       63

any, or interest on, any Notes because of the reinstatement of its obligations under this Indenture and the Notes, the Company shall be subrogated to the Holders' rights to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                      ARTICLE IX
                                      AMENDMENTS

SECTION 9.01.   Amendments and Supplements Permitted
                Without Consent of Holders.

             (a) Notwithstanding Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to: (i) cure any ambiguity, defect or inconsistency; (ii) provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) provide for the assumption of the Company's obligations to the Holders in the event of any Disposition involving the Company that is permitted under Article V in which the Company is not the Surviving Person; (iv) make any change that would provide any additional rights or benefits to Holders or does not adversely affect the interests of any Holder; (v) comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or (vi) add additional Subsidiary Guarantors pursuant to Section 4.17.

             (b) Upon the Company's request, after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any amended or supplemental indenture, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any future appropriate agreements and stipulations that may be contained in any such amended or supplemental indenture, but the Trustee shall not be obligated to enter into an amended or supplemental indenture that affects its own rights, duties, or immunities under this Indenture or otherwise.

SECTION 9.02.   Amendments and Supplements Requiring
                Consent of Holders.

             (a) Except as otherwise provided in Sections 6.04, 9.01(a) and 9.02(c), this Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of Holders of at least a majority in principal

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                                       64

amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

             (b) Upon the Company's request and after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any supplemental indenture, evidence of the Holders' consent, and the documents described in Section 9.06, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties, or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but not be obligated to, enter into such amended or supplemental indenture.

             (c) No such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby: (i) change the stated maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency or the manner in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);
(ii) extend the time for payment of interest on the Notes; (iii) alter the redemption provisions in the Notes or this Indenture in a manner adverse to any Holder of the Notes; (iv) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto; (v) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any amended or supplemental indenture or the consent of whose holders is required for any waiver of compliance with any provision of this Indenture or any Default hereunder and the consequences provided for hereunder; (vi) modify any of the provisions of this Indenture relating to any amended or supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of any covenant, except to increase the percentage of outstanding Notes required for such actions or to provide that any other provision of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby; (vii) except as otherwise permitted under Section 5.01, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture; (viii) modify any of the provisions of this Indenture relating to the subordination of the Notes or the Subsidiary Guarantees in a manner adverse to the Holders;(ix) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee other than in accordance with the terms of this Indenture or (x) modify the provisions of Section 4.20 or any of the definitions related thereto in a manner adverse to any Holder. Furthermore, no such modification or amendment to any of the subordination provisions of this Indenture or the Notes may be made without the consent of a majority in interest of the holders of Senior Debt.

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                                       65

             (d) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

SECTION 9.03.   Compliance with TIA.

             Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.   Revocation and Effect of Consents.

             (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment or waiver.

             (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders of Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of Notes after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

             (c) After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in Section 9.02(c), in which case the amendment or

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                                       66

waiver shall only bind each Holder that consented to it and every subsequent Holder of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 9.05.   Notation on or Exchange of Notes.

             The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.   Trustee Protected.

             The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel pursuant to Sections 12.04 and 12.05 as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                      ARTICLE X
                                    SUBORDINATION

SECTION 10.01.   Agreement to Subordinate.

             The Company agrees, and each Holder by accepting a Note agrees, that all Obligations owed under and in respect of the Notes are subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full in cash or in any other form acceptable to holders of Senior Debt of all Senior Debt of the Company, and that the subordination of the Notes pursuant to this Article X is for the benefit of all holders of all Senior Debt of the Company, whether outstanding on the Issue Date or issued thereafter; PROVIDED, HOWEVER, that the subordination provisions of this Article shall not apply to payments to the Trustee pursuant to Section 7.07 hereof.

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                                       67

SECTION 10.02.   Liquidation; Dissolution; Bankruptcy.

             (a) Upon any payment or distribution of cash, securities or other property of the Company to creditors upon any Insolvency or Liquidation Proceeding with respect to the Company or its property or securities, the holders of any Senior Debt of the Company will be entitled to receive payment in full, in cash or any other form acceptable to the holders of Senior Debt, of all Obligations due in respect of such Senior Debt before the Holders will be entitled to receive any payment or distribution with respect to the Notes (other than Reorganization Securities), and until all Obligations with respect to such Senior Debt of the Company are paid in full, in cash or any other form acceptable to the holders of Senior Debt, any payment or distribution to which the Holders would be entitled shall be made to the holders of the Company's Senior Debt (PRO RATA to such holders on the basis of the amounts of Senior Debt held by them). Upon any Insolvency or Liquidation Proceeding with respect to the Company, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled except for the provisions of this Indenture shall be paid by the Company, any Custodian or other Person making such payment or distribution, or by the Holders or by the Trustee if received by them, directly to the holders of the Company's Senior Debt (PRO RATA to such holders on the basis of the amounts of Senior Debt held by them) or their Representatives, as their interests may appear, for application to the payment of all outstanding Senior Debt of the Company until all such Senior Debt has been paid in full in cash or any other form acceptable to the holders of Senior Debt, after giving effect to all other payments or distributions to, or provisions made for, holders of the Company's Senior Debt.

             (b) Notwithstanding anything to the contrary in this Indenture, any Disposition by or involving the Company, or the liquidation or dissolution of the Company following any Disposition, shall not be deemed an Insolvency or Liquidation Proceeding for the purposes of this Section 10.02 if such Disposition is permitted under Article V.

SECTION 10.03.   Default on Designated Senior Debt.

             (a) Upon the occurrence of any default (whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default, has occurred) in the payment of principal of (or premium if any) or interest on or any other amount payable in connection with any Designated Senior Debt (a "PAYMENT DEFAULT") and after the receipt by the Trustee from a Representative of the holders of such Designated Senior Debt of written notice (a "PAYMENT BLOCKAGE NOTICE") thereof, no payment or distribution of any assets or securities of the Company of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being

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                                       68

subordinated to the payment of the Notes) (other than Reorganization Securities) shall be made by the Company on account of the principal of, premium, if any, or interest on, or any other amount payable in connection with, the Notes or on account of the purchase, redemption, defeasance (other than any payments made by the Trustee pursuant to Article VIII) or other acquisition of or in respect of the Notes unless and until such Payment Default has been cured, waived or has ceased to exist or such Designated Senior Debt shall have been discharged or paid in full in cash or in any other manner acceptable to the holders of Designated Senior Debt.

             (b) Upon the occurrence and continuance of any other default with respect to any Designated Senior Debt (whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default, has occurred) (a "NON-PAYMENT DEFAULT") and after the receipt by the Trustee from a Representative of the holders of such Designated Senior Debt of a Payment Blockage Notice with respect to such Non-Payment Default, no payment or distribution of any assets or securities of the Company of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes) (other than Reorganization Securities) may be made by the Company on account of the principal of, premium, if any, or interest on, or any other amount payable in connection with, the Notes or on account of the purchase, redemption, defeasance (other than any payments made by the Trustee pursuant to Article VIII) or other acquisition of or in respect of the Notes for the period specified below (the "PAYMENT BLOCKAGE PERIOD").

             (c) The Payment Blockage Period shall commence upon the receipt by the Trustee of a Payment Blockage Notice with respect to the Non-Payment Default from a Representative of the holders of any Designated Senior Debt and shall end on the earliest of (x) the date on which such Non-Payment Default is cured or waived or shall have ceased to exist or the Designated Senior Debt related thereto shall have been discharged or paid in full in cash or any other manner acceptable to holders of such Designated Senior Debt, (y) 179 days after the date on which the Payment Blockage Notice with respect to such default was received by the Trustee, unless the maturity of the Designated Senior Debt under the Senior Credit Facility has been accelerated and (z) the date such Payment Blockage Period is terminated by written notice to the Trustee from a Representative of the holders of the Designated Senior Debt that gave such Payment Blockage Notice, after which, in the case of clause (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. During any consecutive 365-day period, the aggregate number of days for which a Payment Blockage Period may exist shall not exceed 179 days, only one Payment Blockage Period may be commenced and there shall be a period of at least 186 consecutive days during which no Payment Blockage Period shall be in effect. No event or circumstance that creates a default under any Designated Senior Debt that (i) gives rise to the commencement of a Payment Blockage Period or (ii) exists at the commencement of or during any Payment

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                                       68

Blockage Period shall be made the basis for the com-mencement of any subsequent Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days following the commencement of the initial Payment Blockage Period.

SECTION 10.04.   When Distributions Must Be Paid Over.

             If the Company shall make any payment to the Trustee on account of the principal of, or premium, if any, or interest on, the Notes, or any other Obligation in respect to the Notes, or the Holders shall receive from any source any payment on account of the principal of, or premium, if any, or interest on, the Notes or any Obligation in respect of the Notes, at a time when such payment is prohibited by this Article X, the Trustee or such Holders shall hold such payment in trust for the benefit of, and shall pay over and deliver to, the holders of Senior Debt (PRO RATA as to each of such holders on the basis of the respective amounts of such Senior Debt held by them) or their Representative or the trustee under the indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all outstanding Senior Debt until all such Senior Debt has been paid in full in cash or any other form acceptable to the holders of Senior Debt, after giving effect to all other payments or distributions to, or provisions made for, the holders of Senior Debt.

             With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on its part as are specifically set forth in this Article X, and no implied covenants or obligations with respect to any holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any holders of such Senior Debt, if the Trustee shall pay over or distribute to, or on behalf of, Holders or the Company or any other Person money or assets to which any holders of such Senior Debt are entitled pursuant to this Article X, except if such payment is made at a time (a) after the Trustee has received a Payment Blockage Notice or (b) when a Trust Officer has knowledge that the terms of this Article X prohibit such payment.

SECTION 10.05.   Notice.

             Neither the Trustee nor the Paying Agent shall at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or Paying Agent under this
Article X, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of Senior Debt or a Representative of any holders of such Senior Debt; and, prior to the receipt of any

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                                       70

such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of written notice by a Person representing itself to be a holder of Senior Debt (or a Representative thereof) to establish that such notice has been given.

             The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts it knows that would cause a payment of principal of, or premium, if any, or interest on, the Notes or any other Obligation in respect of the Notes to violate this Article X, but failure to give such notice shall not affect the subordination of the Notes to Senior Debt provided in this Article X or the rights of holders of such Senior Debt under this Article X.

SECTION 10.06.   Subrogation.

             After all Senior Debt has been paid in full in cash or any other form acceptable to the holders of Senior Debt, and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness PARI PASSU with the Notes) to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Senior Debt. A distribution made under this Article X to holders of Senior Debt that otherwise would have been made to the Holders is not, as between the Company and the Holders, a payment by the Company on its Senior Debt.

SECTION 10.07.   Relative Rights.

             This Article X defines the relative rights of Holders and holders of Senior Debt. Nothing in this Article X or elsewhere in this Indenture or in any Note is intended to or shall: (1) impair, as between the Company and the Holders, the Obligations of the Company which are absolute and unconditional, to pay to the Holders the principal of, and premium, if any, and interest on, the Notes as and when the same shall become due and payable in accordance with their terms; (2) affect the relative rights of the Holders and creditors of the Company other than holders of Senior Debt; or
(3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt to receive distributions and payments otherwise payable to the Holders.

             The failure to make a payment on account of principal of, or interest on, the Notes by reason of any provision of this Article X shall not be construed as preventing the occurrence of an Event of Default under
Section 6.01.

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                                       71

SECTION 10.08.   The Company and Holders May Not Impair Subordination.

             (a) No right of any holder of Senior Debt to enforce the subordination as provided in this Article X shall at any time or in any way be prejudiced or impaired by any act or failure to act by the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture or the Notes or any other agreement regardless of any knowledge thereof with which any such holder may have or be otherwise charged.

             (b) Without in any way limiting Section 10.08(a), the holders of any Senior Debt may, at any time and from time to time, without the consent of or notice to any Holders, without incurring any liabilities to any Holder and without impairing or releasing the subordination and other benefits provided in this Indenture or the Holders' obligations hereunder to the holders of such Senior Debt, even if any Holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, do any one or more of the following: (i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Senior Debt or any instrument evidencing or guaranteeing or securing such Senior Debt or any agreement under which such Senior Debt is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing or altering, (1) the terms of such Senior Debt, (2) any security for, or any guarantee of, such Senior Debt, (3) any liability of any obligor on such Senior Debt (including any guarantor) or any liability issued in respect of such Senior Debt); (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Debt or any liability of any obligor thereon, to such holder, or any liability issued in respect thereof; (iii) settle or compromise any such Senior Debt or any other liability of any obligor of such Senior Debt to such holder or any security therefor or any liability issued in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any Senior Debt) in any manner or order; and (iv) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Debt or any liability of any obligor to the holders of such Senior Debt or any liability issued in respect of such Senior Debt.

SECTION 10.09.   Distribution or Notice to Representative.

             Whenever a distribution is to be made, or a notice given, to holders of Senior Debt pursuant to this Indenture, the distribution may be made and the notice given to their

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                                       72

Representative, if any. If any payment or distribution of the Company's assets is required to be made to holders of Senior Debt pursuant to this
Article X, the Trustee and the Holders shall be entitled to rely upon any order or decree of any court of competent jurisdiction, or upon any certificate of a Representative of such Senior Debt or a Custodian, in ascertaining the holders of such Senior Debt entitled to participate in any such payment or distribution, the amount to be paid or distributed to holders of such Senior Debt and all other facts pertinent to such payment or distribution or to this Article X.

SECTION 10.10.   Rights of Trustee and Paying Agent.

             The Trustee or Paying Agent may continue to make payments on the Notes unless prior to any payment date it has received written notice of facts that would cause a payment of principal of, or premium, if any, or interest on, the Notes to violate this Article X. Only the Company, a Subsidiary Guarantor, a Representative of Senior Debt, or a holder of Senior Debt that has no Representative may give such notice.

             To the extent permitted by the TIA, the Trustee in its individual or any other capacity may hold Indebtedness of the Company (including Senior Debt) with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.11.   Authorization to Effect Subordination.

             Each Holder of a Note by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article X, and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes (including, without limitation, the timely filing of a claim for the unpaid balance of the Note that such Holder holds in the form required in any Insolvency or Liquidation Proceeding and causing such claim to be approved).

             If a proper claim or proof of debt in the form required in such proceeding is not filed by or on behalf of all Holders prior to 30 days before the expiration of the time to file such claims or proofs, then the holders or a Representative of any Senior Debt of the Company are hereby authorized, and shall have the right (without any duty), to file an appropriate claim for and on behalf of the Holders.

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                                       73

SECTION 10.12.   Payment.

             A payment on account of or with respect to any Note shall include, without limitation, any direct or indirect payment of principal, premium or interest with respect to or in connection with any optional redemption or purchase provisions, any direct or indirect payment payable by reason of any other Indebtedness or Obligation being subordinated to the Notes, and any direct or indirect payment or recovery on any claim as a Holder relating to or arising out of this Indenture or any Note, or the issuance of any Note, or the transactions contemplated by this Indenture or referred to herein.

                                      ARTICLE XI
                                SUBSIDIARY GUARANTEES

SECTION 11.01.   Subsidiary Guarantees.

             (a) Each Subsidiary Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes will be promptly paid in full, all in accordance with the terms of this Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the Notes will be promptly paid in full when due in accordance with the terms of such extension or renewal, whether at stated maturity, by acceleration or otherwise. In the event that the Company fails to pay any amount guaranteed by the Subsidiary Guarantors for any reason whatsoever, the Subsidiary Guarantors will be jointly and severally obligated to pay such amount immediately. The Subsidiary Guarantors hereby further agree that their Obligations under this Indenture and the Notes shall be unconditional, regardless of the validity, regularity or enforceability of this Indenture or the Notes, the absence of any action to enforce this Indenture or the Notes, any waiver or consent by any Holder with respect to any provisions of this Indenture or the Notes, any modification or amendment of, or supplement to, this Indenture or the Notes, the recovery of any judgment against the Company or any action to enforce any such judgment, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee of the Company's Obligations under this Indenture and the Notes will not be

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                                       74

discharged except by complete performance by the Company or another Guarantor of such Obligations. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor or a Custodian of the Company or a Subsidiary Guarantor any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, the Subsidiary Guarantee of the Company's Obligations under this Indenture and the Notes by each Subsidiary Guarantor shall, to the extent previously discharged as a result of any such payment, be immediately reinstated and be in full force and effect. Each Subsidiary Guarantor hereby acknowledges and agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Company's Obligations under this Indenture and the Notes may be accelerated as provided in Article VI for purposes of the Subsidiary Guarantees notwithstanding any stay, injunction or other prohibition preventing such acceleration, and (y) in the event of any declaration of acceleration of the Company's Obligations under this Indenture and the Notes as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of the Subsidiary Guarantees.

             (b) Each Subsidiary Guarantor hereby waives all rights of subrogation, contribution, reimbursement and indemnity, and all other rights, that such Subsidiary Guarantor would have against the Company at any time as a result of any payment in respect of its Subsidiary Guarantee (whether contractual, under section 509 of the Bankruptcy Code, or otherwise).

             (c) Each Subsidiary Guarantor that makes or is required to make any payment in respect of its Subsidiary Guarantee shall be entitled to seek contribution from the other Subsidiary Guarantors to the extent permitted by applicable law; PROVIDED that each Subsidiary Guarantor agrees that any such claim for contribution that such Subsidiary Guarantor may have against any other Subsidiary Guarantor shall be subrogated to the prior payment in full in cash of all Obligations owed to Holders under or in respect of the Notes.

             (d) Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or substantially all of its assets) to an entity which is not a Subsidiary of the Company, which is otherwise in compliance with this Indenture, such Subsidiary Guarantor shall be deemed released from all its obligations under its Subsidiary Guarantee; PROVIDED that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company shall also terminate upon such release, sale or transfer.

             (e) Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. A Subsidiary Guarantor may consolidate with or merge into or sell its assets to a corporation other than the

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                                       75

Company or another Subsidiary Guarantor (whether or not affiliated with such Subsidiary Guarantor, but subject to the provisions described in Section 11.01(d)), provided that (a) if the Surviving Person is not the Subsidiary Guarantor, the Surviving Person agrees to assume such Subsidiary Guarantor's obligations under its Subsidiary Guarantee and all its obligations under this Indenture and (b) such transaction does not (i) violate any covenants set forth in this Indenture or (ii) result in a Default or Event of Default under this Indenture immediately thereafter that is continuing.

SECTION 11.02.   Trustee to Include Paying Agents.

             In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company, the term "TRUSTEE" as used in this
Article XI shall (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this
Article XI in place of the Trustee.

SECTION 11.03.   Limits on Subsidiary Guarantees.

             Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by each Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of each Subsidiary Guarantor, result in the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees not constituting such fraudulent transfer or conveyance.

SECTION 11.04.   Execution of Subsidiary Guarantee.


             To evidence its Subsidiary Guarantee set forth in this Article XI, each Subsidiary Guarantor hereby agrees to execute the Subsidiary Guarantee in substantially the form included in Exhibit A, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in this Article XI shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee. Each such Subsidiary Guarantee shall be signed on behalf of each Subsidiary Guarantor by an Officer (who shall have been duly authorized by all requisite corporate actions), and the delivery of such Note by the Trustee,

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                                       76

after the authentication thereof hereunder, shall constitute due delivery of such Subsidiary Guarantee on behalf of such Subsidiary Guarantor. Such signatures upon the Subsidiary Guarantee may be by manual or facsimile signature of such Officer and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case any such Officer who shall have signed the Subsidiary Guarantee shall cease to be such Officer before the Note on which such Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Subsidiary Guarantee had not ceased to be such Officer of the Subsidiary Guarantor.

SECTION 11.05.   Stay, Extension and Usury Laws.

             Each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive each Subsidiary Guarantor from performing its Subsidiary Guarantee as contemplated herein or which might affect the covenants or the performance of this Indenture and Notes; and each such Subsidiary Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee pursuant to this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 11.06. Agreement To Subordinate Subsidiary Guarantees to Guarantor Senior Debt.

             Each Subsidiary Guarantor agrees, and each Holder by accepting a Subsidiary Guarantee agrees, that all Obligations owed under and in respect of such Subsidiary Guarantees are subordinated in right of payment, to the extent and in the manner provided in this Article XI, to the prior payment in full in cash or in any other form acceptable to holders of Guarantor Senior Debt, of all Guarantor Senior Debt of such Subsidiary Guarantor, and that the subordination of the Subsidiary Guarantees pursuant to this Article XI is for the benefit of all holders of all Guarantor Senior Debt of such Subsidiary Guarantor, whether outstanding on the Issue Date or issued thereafter.

SECTION 11.07.   Liquidation; Dissolution; Bankruptcy.

             (a) Upon any payment or distribution of cash, securities or other property of any Subsidiary Guarantor to creditors upon any Insolvency or Liquidation Proceeding with

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                                       77

respect to such Subsidiary Guarantor or its property or securities, the holders of any Guarantor Senior Debt of such Subsidiary Guarantor will be entitled to receive payment in full, in cash or any other form acceptable to the holders of Guarantor Senior Debt, of all Obligations due in respect of such Guarantor Senior Debt before the Holders will be entitled to receive any payment or distribution with respect to Subsidiary Guarantees (other than Reorganization Securities), and until all Obligations with respect to such Guarantor Senior Debt of such Subsidiary Guarantee are paid in full, in cash or any other form accept-able to the holders of such Guarantor Senior Debt, any payment or distribution to which the Holders would be entitled shall be made to the holders of such Subsidiary Guarantors' Guarantor Senior Debt (PRO RATA to such holders on the basis of the amounts of Guarantor Senior Debt held by them). Upon any Insolvency or Liquidation Proceeding with respect to any Subsidiary Guarantor, any payment or distribution of assets of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled except for the provisions of this Indenture shall be paid by such Subsidiary Guarantor, any Custodian or other Person making such payment or distribution, or by the Holders or by the Trustee if received by them, directly to the holders of such Subsidiary Guarantors' Guarantor Senior Debt (PRO RATA to such holders on the basis of the amounts of Guarantor Senior Debt held by them) or their Representatives, as their interests may appear, for application to the payment of all outstanding Guarantor Senior Debt of such Subsidiary Guarantor until all such Guarantor Senior Debt has been paid in full in cash or any other form acceptable to the holders of Guarantor Senior Debt after giving effect to all other payments or distributions to, or provisions made for, holders of such Subsidiary Guarantors' Guarantor Senior Debt.

             (b) Notwithstanding anything to the contrary in this Indenture, any Disposition by or involving any Subsidiary Guarantor, or the liquidation or dissolution of such Subsidiary Guarantor following any Disposition, shall not be deemed an Insolvency or Liquidation Proceeding for the purposes of this Section 11.07 if such Disposition is permitted under
Section 11.01(d) or Section 11.01(e).

SECTION 11.08.   Default on Certain Guarantor Senior Debt.

             (a) Upon the occurrence of any Payment Default by the Company with respect to any Designated Senior Debt guaranteed by a Subsidiary Guarantor (which guarantee constitutes Guarantor Senior Debt of such Subsidiary Guarantor) and after the receipt by the Trustee from a Representative of the holders of such Designated Senior Debt of a Payment Blockage Notice, no payment or distribution of any assets or securities of any Subsidiary Guarantor of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Subsidiary Guarantors being subordinated to the payment of the Notes) (other than Reorganization Securities) shall be made by such Subsidiary Guarantor on account of

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                                       78

the principal of, premium, if any, or interest on, or any other amount payable in connection with, the Notes or on account of the purchase, redemption, defeasance (other than any payments made by the Trustee pursuant to Article VIII) or other acquisition of or in respect of the Notes or any of the Obligations of such Subsidiary Guarantor under this Subsidiary Guarantee unless and until such Payment Default has been cured, waived or has ceased to exist or such Guarantor Senior Debt shall have been discharged or paid in full in cash or in any other manner acceptable to the holders of such Guarantor Senior Debt.

             (b) Upon the occurrence or continuance of any Non-Payment Default by the Company with respect to any Designated Senior Debt guaranteed by a Subsidiary Guarantor (which guarantee constitutes Guarantor Senior Debt of such Subsidiary Guarantor) and after the receipt by the Trustee from a Representative of the holders of such Designated Senior Debt of a Payment Blockage Notice, no payment or distribution of any assets or securities of any Subsidiary Guarantor of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Subsidiary Guarantors being subordinated to the payment of the Notes) (other than Reorganization Securities) may be made by such Subsidiary Guarantor on account of the principal of, premium, if any, or interest on, or any other amount payable in connection with, the Notes or on account of the purchase, redemption, defeasance (other than any payments made by the Trustee pursuant to Article VIII) or other acquisition of or in respect of the Notes or any of the Obligations of such Subsidiary Guarantor under this Subsidiary Guarantee for the period specified below (the "GUARANTOR PAYMENT BLOCKAGE PERIOD").

             (c) The Guarantor Payment Blockage Period shall commence upon the receipt by the Trustee of a Payment Blockage Notice with respect to the Non-Payment Default from a Representative of the holders of any Desig-nated Senior Debt guaranteed by a Subsidiary Guarantor (which guarantee constitutes Guarantor Senior Debt of such Subsidiary Guarantor), and shall end on the earliest of (x) the date on which such Non-Payment Default is cured or waived or shall have ceased to exist or the Guarantor Senior Debt related thereto shall have been discharged or paid in full in cash or any other manner acceptable to holders of such Guarantor Senior Debt, (y) 179 days after the date on which the Payment Blockage Notice with respect to such default was received by the Trustee unless the maturity of the Designated Senior Debt guaranteed by the Subsidiary Guarantor (which guarantee constitutes Guarantor Senior Debt of such Subsidiary Guarantor) has been accelerated and (z) the date such Guarantor Payment Blockage Period is terminated by written notice to the Trustee from a Representative of the holders of the Guarantor Senior Debt that gave such Payment Blockage Notice, after which, in the case of clause (x), (y) or (z), the Subsidiary Guarantor shall resume making any and all required payments in respect of its obligations under this Subsidiary Guarantee, including any missed payments. During any consecutive 365-day period, the aggregate number of days for which a Guarantor Payment Blockage Period may exist shall not exceed 179 days, only one Guarantor Payment Blockage Period may be commenced and there shall be a period of

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                                       79

at least 186 consecutive days during which no Guarantor Payment Blockage Period shall be in effect. No Non-Payment Default with respect to Guarantor Senior Debt that (i) gives rise to the commencement of a Guarantor Payment Blockage Period or (ii) exists at the commencement of or during any Guarantor Payment Blockage Period shall be made the basis for the commencement of any subsequent Guarantor Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days following the commencement of the initial Guarantor Payment Blockage Period.

SECTION 11.09.   When Distributions Must Be Paid Over.

             If any Subsidiary Guarantor shall make any payment to the Trustee on account of the principal of, or premium, if any, or interest on, the Notes, or any other Obligations under this Subsidiary Guarantee, or the Holders shall receive from any source any payment on account of the principal of, or premium, if any, or interest on, the Notes or any Obligation in respect of the Notes, at a time when such payment is prohibited by this
Article XI, the Trustee or such Holders shall hold such payment in trust for the benefit of, and shall pay over and deliver to, the holders of Guarantor Senior Debt (pro rata as to each of such holders on the basis of the respective amounts of such Guarantor Senior Debt held by them) or their Representative or the trustee under the indenture or other agreement (if any) pursuant to which such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all outstanding Guarantor Senior Debt until all such Guarantor Senior Debt has been paid in full in cash or any other form acceptable to the holders of Guarantor Senior Debt after giving effect to all other payments or distributions to, or provisions made for, the holders of Guarantor Senior Debt.

             With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform only such obligations on its part as are specifically set forth in this Article XI, and no implied covenants or obligations with respect to any holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt, and shall not be liable to any holders of such Guarantor Senior Debt if the Trustee shall pay over or distribute to, or on behalf of, Holders or the Subsidiary Guarantors or any other Person money or assets to which any holders of such Guarantor Senior Debt are entitled pursuant to this Article XI, except if such payment is made at a time (a) after the Trustee has received a Payment Blockage Notice or (b) when a Trust Officer has knowledge that the terms of this Article XI prohibit such payment.

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                                       80

SECTION 11.10.   Notice.

             Neither the Trustee nor the Paying Agent shall at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or Paying Agent under this
Article XI, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company, any Subsidiary Guarantor or one or more holders of Guarantor Senior Debt or a Representative of any holders of such Guarantor Senior Debt; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of written notice by a Person representing itself to be a holder of Guarantor Senior Debt (or a Representative thereof) to establish that such notice has been given.

             The Company or any Subsidiary Guarantor shall promptly notify the Trustee and the Paying Agent in writing of any facts it knows that would cause a payment of principal of, or premium, if any, or interest on, the Notes or any of the Subsidiary Guarantors' obligations under this Subsidiary Guarantee to violate this Article XI, but failure to give such notice shall not affect the subordination of the Subsidiary Guarantees to Guarantor Senior Debt provided in this Article XI or the rights of holders of such Guarantor Senior Debt under this Article XI.

SECTION 11.11.   Subrogation.

             After all Guarantor Senior Debt has been paid in full in cash or any other form acceptable to holders of Guarantor Senior Debt and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness PARI PASSU with the Subsidiary Guarantees) to the rights of holders of such Guarantor Senior Debt to receive distributions applicable to such Guarantor Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Guarantor Senior Debt. A distribution made under this Article XI to holders of Guarantor Senior Debt that otherwise would have been made to Holders is not, as between the Subsidiary Guarantors and Holders, a payment by such Subsidiary Guarantor on its Guarantor Senior Debt.

SECTION 11.12.   Relative Rights.

             This Article XI defines the relative rights of Holders and holders of Guarantor Senior Debt. Nothing contained in this Article XI or elsewhere in this Indenture or in any Subsidiary Guarantee is intended to or shall: (1) impair, as between the Subsidiary Guarantors and the Holders, the Obligations of the Subsidiary Guarantors, which are absolute and unconditional, to pay all amounts due and payable under the Subsidiary Guarantees as and when the same shall become due and payable in accordance with their terms; (2) affect the relative rights of the Holders and creditors of the Subsidiary Guarantors, other than holders of Guarantor

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                                       81

Senior Debt; or (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of the holders of such Guarantor Senior Debt to receive distributions and payments otherwise payable to Holders.

             The failure to make a payment on account of all amounts due and payable under the Subsidiary Guarantees by reason of any provision of this
Article XI shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

SECTION 11.13.   The Subsidiary Guarantors and Holders May Not Impair
                 Subordination.

             (a) No right of any holder of Guarantor Senior Debt to enforce the subordination as provided in this Article XI shall at any time or in any way be prejudiced or impaired by any act or failure to act by any of the Subsidiary Guarantors or by any noncompliance by any of the Subsidiary Guarantors with the terms, provisions and covenants of this Indenture or the Subsidiary Guarantees or any other agreement regardless of any knowledge thereof with which any such holder may have or be otherwise charged.

             (b) Without in any way limiting Section 11.13(a), the holders of any Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to any Holders, without incurring any liabilities to any Holder and without impairing or releasing the subordination and other benefits provided in this Indenture or the Holders' obligations hereunder to the holders of such Guarantor Senior Debt, even if any Holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, do any one or more of the following: (i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Guarantor Senior Debt or any instrument evidencing or guaranteeing or securing such Guarantor Senior Debt or any agreement under which such Guarantor Senior Debt is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing or altering, (1) the terms of such Guarantor Senior Debt, (2) any security for, or any guarantee of, such Guarantor Senior Debt, (3) any liability of any obligor on such Guarantor Senior Debt (including any guarantor) or any liability issued in respect of such Guarantor Senior Debt); (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Guarantor Senior Debt or any liability of any obligor thereon, to such holder, or any liability issued in respect thereof; (iii) settle or compromise any such Guarantor Senior Debt or any other liability of any obligor of such Guarantor Senior Debt to such holder or any security therefor or any liability issued in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any Guarantor Senior Debt) in any manner or order; and (iv) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such

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                                       82

Guarantor Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Guarantor Senior Debt or any liability of any obligor to the holders of such Guarantor Senior Debt or any liability issued in respect of such Guarantor Senior Debt.

SECTION 11.14.   Distribution or Notice to Representative.

             Whenever a distribution is to be made, or a notice given, to holders of Guarantor Senior Debt pursuant to this Indenture, the distribution may be made and the notice given to their Representative, if any. If any payment or distribution of any Subsidiary Guarantor's assets is required to be made to holders of Guarantor Senior Debt pursuant to this Article XI, the Trustee and the Holders shall be entitled to rely upon any order or decree of any court of competent jurisdiction, or upon any certificate of a Representative of such Guarantor Senior Debt or a Custodian, in ascertaining the holders of such Guarantor Senior Debt entitled to participate in any such payment or distribution, the amount to be paid or distributed to holders of such Guarantor Senior Debt and all other facts pertinent to such payment or distribution or to this Article XI.

SECTION 11.15.   Rights of Trustee and Paying Agent.

             The Trustee or Paying Agent may continue to make payments on the Notes unless prior to any payment date it has received written notice of facts that would cause a payment of principal of, or premium, if any, or interest on, the Notes to violate this Article XI. Only the Company, a Subsidiary Guarantor, a Representative of Senior Debt or Guarantor Senior Debt, or a holder of Senior Debt or Guarantor Senior Debt that has no Representative may give such notice.

             To the extent permitted by the TIA, the Trustee in its individual or any other capacity may hold Guarantor Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 11.16.   Authorization To Effect Subordination.

             Each Holder of a Subsidiary Guarantee by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XI, and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes (including, without limitation, the timely

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                                       83

filing of a claim for the unpaid balance on a Subsidiary Guarantee that such Holder holds in the form required in any Insolvency or Liquidation Proceeding and causing such claim to be approved).

             If a proper claim or proof of debt in the form required in such proceeding is not filed by or on behalf of all Holders prior to 30 days before the expiration of the time to file such claims or proofs, then the holders or a Representative of any Guarantor Senior Debt are hereby authorized, and shall have the right (without any duty), to file an appropriate claim for and on behalf of the Holders.

SECTION 11.17.   Payment.

             A payment on account of or with respect to any Subsidiary Guarantee shall include, without limitation, any direct or indirect payment of principal, premium or interest with respect to or in connection with any optional redemption or purchase provisions, any direct or indirect payment payable by reason of any other Indebtedness or Obligation being subordinated to the Subsidiary Guarantees, and any direct or indirect payment or recovery on any claim as a Holder relating to or arising out of this Indenture or any Subsidiary Guarantee, or the issuance of any Subsidiary Guarantee, or the transactions contemplated by this Indenture or referred to herein.

                                     ARTICLE XII
                                    MISCELLANEOUS

SECTION 12.01.   Trust Indenture Act Controls.

             If any provisions of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

SECTION 12.02.  Notices.

             Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the other is duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address:

             If to the Company or to any Subsidiary Guarantor:

                           Gray Communications Systems, Inc.
                           126 North Washington Street
                           Albany, Georgia  31701
                           Attention:  William A. Fielder
                           Telephone:
                           Facsimile:

             With a copy to:

                           Proskauer Rose Goetz & Mendelsohn LLP
                           1585 Broadway
                           New York, New York  10036
                           Attention:  Henry O. Smith III, Esq.
                           Telephone:
                           Facsimile:

             If to the Trustee:

                           Bankers Trust Company
                           Corporate Trust and Agency Group
                           Four Albany Street
                           New York, New York  10006
                           Attention:  Corporate Trust and Agency Group
                           Telephone: 212-250-6161
                           Facsimile: 212-250-6392

             With a copy to:

                           LeBoeuf, Lamb, Greene & MacRae LLP
                           125 West 55th Street
                           New York, New York  10019
                           Attention:  David P. Bicks, Esq.
                           Telephone: 212-424-8042
                           Facsimile: 212-424-8500

             The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

             All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; the date receipt is acknowledged, if mailed by registered or certified mail; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

             Any notice or communication to a Holder shall be mailed by first-class mail to his or her address shown on the register maintained by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company

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                                       85

mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03.   Communication by Holders with Other Holders.

             Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of Section 312(c) of the TIA.

SECTION 12.04.   Certificate and Opinion as to Conditions Precedent.


             Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee: (a) an Officers Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent provided for in this Indenture relating to the proposed action have been complied with.


SECTION 12.05.   Statements Required in Certificate or Opinion.

             Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the TIA) shall include:
(1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether, in such Person's opinion, such condition or covenant has been complied with.

SECTION 12.06.   Rules by Trustee and Agents.

             The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07.      Legal Holidays.

  If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08.      No Recourse Against Others.

  No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor shall have any liability for any obligation of the Company or any Subsidiary Guarantor under this Indenture, the Notes or the Subsidiary Guarantees. Each Holder by accepting a Note (including Subsidiary Guarantees) waives and releases such Persons from all such liability and such waiver and release is part of the consideration for the issuance of the Notes.

SECTION 12.09.      Counterparts.

  This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 12.10.      Initial Appointments, Compliance Certificates.

  The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent. The first compliance certificate to be delivered by the Company to the Trustee pursuant to Section 4.03 shall be for the fiscal year ending on December 31, 1996.

SECTION 12.11.      Governing Law.

  The laws of the State of New York shall govern this Indenture and the Notes, without regard to the conflict of laws provisions thereof.

SECTION 12.12.      No Adverse Interpretation of Other Agreements.

  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries, and no other indenture, loan or debt agreement may be used to interpret this Indenture.

SECTION 12.13.      Successors.

  All agreements of the Company in this Indenture and the Notes shall bind any successor of the Company. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.13.      Severability.

  If any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14.      Third Party Beneficiaries.

  Holders of Senior Debt of the Company and Guarantor Senior Debt of the Subsidiary Guarantors are third party beneficiaries of, and any of them (or their Representative) shall have the right to enforce the provisions of this Indenture that benefit such holders.

SECTION 12.15.      Table of Contents, Headings, Etc.

  The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture, and shall in no way modify or restrict any of the terms or provisions of this Indenture.

                           SIGNATURES


                      THE COMPANY:

                      GRAY COMMUNICATIONS SYSTEMS, INC.


                      By:_________________________________________
                           Name:
                           Title:

                      THE SUBSIDIARY GUARANTORS:

                      THE ALBANY HERALD PUBLISHING
                        COMPANY, INC.
                      THE SOUTHWEST GEORGIA SHOPPER, INC.
                      WALB-TV, INC.
                      WJHG-TV, INC.
                      KTVE, INC.
                      GRAY KENTUCKY TELEVISION, INC.
                      WRDW-TV, INC.
                      THE ROCKDALE CITIZEN PUBLISHING
                        COMPANY
                      GRAY REAL ESTATE & DEVELOPMENT
                        COMPANY
                      GRAY TRANSPORTATION COMPANY, INC.
                      WALB LICENSEE CORP.
                      WJHG LICENSEE CORP.
                      WKYT LICENSEE CORP.
                      WRDW LICENSEE CORP.
                      WYMT LICENSEE CORP.
                      WKXT LICENSEE CORP.
                      WCTV OPERATING CORP.
                      WKXT-TV, INC.
                      WCTV LICENSEE CORP.
                      PORTA-PHONE PAGING, INC.
                      PORTA-PHONE PAGING LICENSEE CORP.
                      GRAY TELEVISION MANAGEMENT, INC.

                      For each of the above:


                      By:_________________________________________
                           Name:
                           Title:

                      BANKERS TRUST COMPANY,
                         as Trustee


                      By:_________________________________________
                           Name:
                           Title:

                      [FORM OF NOTE]
                                                   EXHIBIT A
                      (Face of Note)

                  CUSIP No. 389190 AA 7

            GRAY COMMUNICATIONS SYSTEMS, INC.

                % Senior Subordinated Note due 2006

No. ____________                                 $__________

       Gray Communications Systems, Inc., a Georgia corporation (hereinafter called the "Company," which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________ or registered assigns, the principal sum of
_______________________ Dollars on          , 2006.

       Interest Payment Dates:            , and           , commencing
          , 1997

       Record Dates:

       Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

       IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its seal to be affixed hereto or imprinted hereon.

[SEAL]                GRAY COMMUNICATIONS SYSTEMS, INC.


                      By:_________________________________________


                      By:_________________________________________

CERTIFICATE OF AUTHENTICATION

This is one of the ___% Senior Subordinated Notes due 2006 referred to in the within mentioned Indenture.

BANKERS TRUST COMPANY, as Trustee


By:________________________________
        Authorized Signatory

                      (Back of Note)

              % SENIOR SUBORDINATED NOTE DUE 2006


       1. INTEREST. Gray Communications Systems, Inc. (the "COMPANY") promises to pay interest on the principal amount of this Note at the rate and
in the manner specified below.  Interest on this Note will accrue at      %
per annum from the date this Note is issued until maturity and will be
payable semiannually in cash on            and            of each year, or if
any such day is not a Business Day on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance; PROVIDED that the first Interest Payment Date shall be _____________. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate of 2% per annum in excess of the interest rate then in effect and shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

       2. METHOD OF PAYMENT. The Company will pay interest on this Note (except defaulted interest) to the Person who is the registered Holder of this Note at the close of business on the record date for the next Interest Payment Date even if such Note is cancelled after such record date and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments on such Notes. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by check payable in such money, and any such check may be mailed to a Holder's registered address.

       3. PAYING AGENT AND REGISTRAR. First Bank Systems of Minneapolis (the "TRUSTEE") will initially act as the Paying Agent and Registrar. The Company may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company or any of its Affiliates may act in any such capacity.

       4.   INDENTURE.  The Company issued the Notes under an Indenture,
dated as of           , 1996 (the "INDENTURE"), by and among the Company, as
issuer of the Notes, The Albany Herald Publishing Company, Inc., a Georgia corporation, The Southwest Georgia Shopper, Inc., a Georgia corporation, WALB-TV, Inc., a Georgia corporation, WJHG-TV, Inc., a Georgia corporation, KTVE, Inc., an Arkansas corporation, Gray Kentucky Television, Inc., a Georgia corporation, WRDW-TV, Inc., a Georgia corporation, The Rockdale Citizen Publishing Company, a Georgia corporation,

Gray Real Estate & Development Company, a Georgia corporation, Gray Transportation Company, Inc., a Georgia corporation, WALB Licensee Corp., a Delaware corporation, WJHG Licensee Corp., a Delaware corporation, WKYT Licensee Corp., a Delaware corporation, WRDW Licensee Corp., a Delaware corporation, WYMT Licensee Corp., a Delaware corporation, WKXT Licensee Corp., a Delaware corporation, WCTV Operating Corp., a Georgia corporation, WKXT-TV, Inc., a Georgia corporation, WCTV Licensee Corp., a Delaware corporation, Porta-Phone Paging, Inc., a Georgia corporation, Porta-Phone Paging Licensee Corp., a Delaware corporation, and Gray Television Management, Inc., a Delaware corporation, as guarantors of the Company's obligations under the Indenture and the Notes (each an "Subsidiary Guarantor") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the original issuance of the Notes (the "TRUST INDENTURE ACT"). The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned them in the Indenture). The Notes are unsecured general obligations of the Company limited to $150,000,000 in aggregate principal amount.

       5.   REDEMPTION PROVISIONS.

            (a) If the Phipps Acquisition is not consummated prior to December 23, 1996, the Company will be required to redeem the Notes (the "SPECIAL REDEMPTION") on or prior to the Special Redemption Date at a redemption price (the "SPECIAL REDEMPTION PRICE") equal to 101% of the principal amount of the Notes plus accrued and unpaid interest to the Special Redemption Date. At any time prior to December 23, 1996, if the Phipps Acquisition has not been consummated, the Company may, at its option, redeem the Notes, in whole but not in part, at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption.

            (b) Except as set forth in subsection 5(a) above and as described below, the Notes are not redeemable at the Company's option prior
to           , 2001.  On and after such date, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus any accrued and unpaid interest to the date of redemption, if redeemed during the twelve-month period beginning on of the years indicated below:

                  YEAR                              PERCENTAGE

       2001 . . . . . . . . . . . . . . .                     %
       2002 . . . . . . . . . . . . . . .                     %
       2003 . . . . . . . . . . . . . . .                     %
       2004 and thereafter. . . . . . . .                     %


       Notwithstanding the foregoing, at any time prior to           , 1999,
the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Public Equity Offerings, other than the Concurrent Offering, at a
redemption price equal to      % of the principal amount thereof, together
with accrued and unpaid interest to the date of redemption; PROVIDED, HOWEVER, that at least $97.5 million in aggregate principal amount of the Notes remains outstanding immediately after any such redemption.

       6.   MANDATORY OFFERS.

            (a) Within 30 days after any Change of Control or any Asset Sale Trigger Date, the Company shall mail a notice to each Holder stating a number of items as set forth in Sections 4.13 (with respect to Change of Control Offers) or 4.14 (with respect to Asset Sale Offers) of the Indenture.

            (b) Holders may tender all or, subject to Section 8 below, any portion of their Notes in an Offer by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

            (c) Promptly after consummation of an Offer, (i) the Paying Agent shall mail to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, such Notes, (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and (iii) with respect to any Note accepted for payment in part, the Trustee shall authenticate and mail to each such Holder a new Note equal in principal amount to the unpurchased portion of the tendered Note.

            (d) The Company will (i) announce the results of the Offer to Holders on or as soon as practicable after the Purchase Date, and (ii) comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and all other applicable securities laws and regulations in connection with any Offer.

       7. NOTICE OF REDEMPTION OR PURCHASE. (a) At least seven Business Days before notice of any Special Redemption or (b) at least 30 days but not more than 60 days before any redemption date, the Company shall mail by first class mail a notice of redemption to each Holder of Notes or portions thereof that are to be redeemed.

       8. NOTES TO BE REDEEMED OR PURCHASED. The Notes may be redeemed or purchased in part, but only in whole multiples of $1,000 unless all Notes held by a Holder are to be redeemed or purchased. On or after any date on which Notes are redeemed or purchased, interest ceases to accrue on the Notes or portions thereof called for redemption or accepted for purchase on such date.

       9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

       Neither the Company nor the Registrar shall be required to issue, register the transfer of or exchange any Note (i) during a period beginning at the opening of business 15 days before the day of the mailing of notice of any redemption from the Company and ending at the close of business on the day the notice of redemption is sent to Holders, (ii) selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part may be transferred or exchanged, and (iii) during a Change of Control Offer or an Asset Sale Offer if such Note is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

       10. PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for all purposes.

       11.  AMENDMENTS AND WAIVERS.

            (a) Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes.

            (b) Notwithstanding Section 11(a) above, the Company and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder to: cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of certificated Notes; provide for the assumption of the Company's obligations to the Holders in the event of any Disposition involving the Company that is permitted under Article V and in which the Company is not the Surviving Person; make any change that would provide any additional rights or benefits to Holders or not adversely affect the interests of any Holder; comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or provide for additional Subsidiary Guarantors.

            (c) Certain provisions of the Indenture cannot be amended, supplemented or waived without the consent of each Holder of Notes affected. Additionally, certain provisions of the Indenture cannot be amended or modified without the consent of a majority in interest of the holders of Senior Debt.

       12. DEFAULTS AND REMEDIES. Events of Default include: default for 30 days in the payment when due of interest on the Notes; default in the payment when due of principal on the Notes; failure to perform or comply with certain covenants, agreements or warranties in the Indenture which failure continues for 30 days after receipt of notice from the Trustee or Holders of at least 25% of the outstanding Notes; defaults under and acceleration prior to maturity, or failure to pay at maturity, of certain other Indebtedness; except as permitted under the Indenture, any Subsidiary Guarantee shall cease for any reason to be in full force and effect; certain judgments that remain undischarged for a period of 60 days after their entry; dispositions by holders of certain Indebtedness following a default under such Indebtedness of assets of the Company or any Subsidiary pledged to secure such Indebtedness and certain events of bankruptcy or insolvency involving the Company, any Subsidiary Guarantor or any other Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all outstanding Notes to be due and payable immediately in an amount equal to the principal amount of and premium on, if any, such Notes, plus any accrued and unpaid interest; PROVIDED, HOWEVER, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency involving the Company or any Subsidiary Guarantor, the principal amount of and premium on, if any, and any accrued and unpaid interest on, the Notes becomes due and payable immediately without further action or notice. Subject to certain exceptions, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by the Indenture; PROVIDED that the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability. The Trustee may withhold from Holders notice of any continuing default (except a payment Default) if it determines that such withholding is in their interests.

       13. SUBSIDIARY GUARANTEES. Payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, to the extent lawful) on the Notes and all other Obligations of the Company to the Holders or the Trustee under the Indenture and the Notes is, jointly and severally, unconditionally guaranteed by each of the Subsidiary Guarantors pursuant to and subject to the terms of Article XI of the Indenture.

       14.  SUBORDINATION.

            (a) All Obligations owed under and in respect of the Notes are subordinated in right of payment, to the extent and in the manner provided in
Article X of the Indenture, to the prior payment in full in cash of all Obligations owed under and in respect of all Senior Debt of the Company, and the subordination of the Notes is for the benefit of all holders of all Senior Debt of the Company, whether outstanding on the Issue Date or issued thereafter. The Company agrees, and each Holder by accepting a Note agrees, to the subordination.

            (b) All Obligations owed under and in respect of the Subsidiary Guarantees are subordinated in right of payment, to the extent and in the manner provided in Article XI of the Indenture, to the prior payment in full in cash of all Obligations owed under and in respect of all Guarantor Senior Debt of the Subsidiary Guarantors, and the subordination of the Subsidiary Guarantees is for the benefit of all holders of Guarantor Senior Debt, whether outstanding on the Issue Date or issued thereafter. The Subsidiary Guarantors agree and each Holder, by accepting a Subsidiary Guarantee agrees, to the subordination.

       15. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

       16. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligation of the Company under the Indenture or the Notes. Each Holder by accepting a Note waives and releases such Persons from all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

       17. SUCCESSOR SUBSTITUTED. Upon the merger, consolidation or other business combination involving the Company or one or more Subsidiary Guarantors of the Company, or upon the sale, assignment, transfer, conveyance or other disposition of all or substantially all of the Company's or a Subsidiary Guarantor's properties and assets, the Surviving Person (if other than the Company or a Subsidiary Guarantor, as the case may

be) resulting from such disposition shall assume all of the obligations of the Company or the Subsidiary Guarantor under the Notes, the Subsidiary Guarantee, as applicable, and the Indenture and shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Subsidiary Guarantor under the Indenture with the same effect as if such Surviving Person had been named as the Company or a Subsidiary Guarantor in the Indenture.

       18. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

       19. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

       20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

       21. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the securities.

       The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Note in larger type. Request may be made to: Gray Communications Systems, Inc., 126 North Washington Street, Albany, Georgia 31701, Attention: Secretary

                           ASSIGNMENT FORM


       To assign this Note, fill in the form below:

       FOR VALUE RECEIVED the undersigned hereby sell(s), assigns(s) and transfer(s) unto


- ------------------------------------------------------------------------------
    Please insert social security or other identifying number of assignee


- ------------------------------------------------------------------------------
            Please print or typewrite name and address including
                           zip code of assignee


- ------------------------------------------------------------------------------

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________ to transfer said Note on the books of the Company.


The Agent may substitute another to act for him.


Date:                         Your Signature:
      ----------------------                  ---------------------------------
                                             (Sign exactly as your name appears
                                                on the other side of this Note)

                         Signature Guarantee:*
                                              ---------------------------------

- -----------------
* The Holder's signature must be guaranteed by an eligible guarantor that is a member of one of the following recognized signature guarantee programs: (A) The SECURITIES TRANSFER AGENTS MEDALLION PROGRAM; (B) The NEW YORK STOCK EXCHANGE MEDALLION SIGNATURE PROGRAM; or (C) The STOCK EXCHANGES MEDALLION PROGRAM.

                                                 EXHIBIT A-1


                 FORM OF NOTATION ON NOTE
                  RELATING TO GUARANTEE


       Each Subsidiary Guarantor, jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions of the Indenture that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under the Indenture and the Notes will be promptly paid in full, all in accordance with the terms of the Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the Notes will be promptly paid in full when due in accordance with the terms of such extension or renewal, whether at stated maturity, by acceleration or otherwise.

       The obligations of each Subsidiary Guarantor to the Holders of Notes and the Trustee pursuant to this guarantee and the Indenture are set forth in
Article XI of the Indenture, to which reference is hereby made.

                           Subsidiary Guarantors:

                           THE ALBANY HERALD PUBLISHING
                             COMPANY, INC.

                           THE SOUTHWEST GEORGIA SHOPPER, INC.

                           WALB-TV, INC.

                           WJHG-TV, INC.

                           KTVE, INC.

                           GRAY KENTUCKY TELEVISION, INC.

                           WRDW-TV, INC.

                           THE ROCKDALE CITIZEN PUBLISHING
                             COMPANY

                           GRAY REAL ESTATE & DEVELOPMENT
                             COMPANY

                           GRAY TRANSPORTATION COMPANY, INC.

                           WALB LICENSEE CORP.

                           WJHG LICENSEE CORP.

                           WKYT LICENSEE CORP.

                           WRDW LICENSEE CORP.

                           WYMT LICENSEE CORP.

                           WKXT LICENSEE CORP.

                           WCTV OPERATING CORP.

                           WKXT-TV, INC.

                           WCTV LICENSEE CORP.

                           PORTA-PHONE PAGING, INC.

                           PORTA-PHONE PAGING LICENSEE CORP.

                           GRAY TELEVISION MANAGEMENT, INC.


                           For each of the above:


                           By:____________________________________
                                Name:
                                Title:

              OPTION OF HOLDER TO ELECT PURCHASE


      If you elect to have this Note purchased by the Company pursuant to
Section 4.13 of the Indenture, check the box:  / /

         If you elect to have this Note purchased by the Company pursuant to
Section 4.14 of the Indenture, check the box:  / /

         If you elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or 4.14 of the Indenture, state the amount (multiples of $1,000 only):

$________________


Date: _________________      Your Signature: _________________________________
                             (Sign exactly as your name appears on the other side of this Note)


                             Signature Guarantee:*____________________________

                             Your Signature: _________________________________
                             (Sign exactly as your name appears on the other side of this Note)


                             Signature Guarantee: ____________________________


- -----------------
* The Holder's signature must be guaranteed by an eligible guarantor that is a member of one of the following recognized signature guarantee programs: (A) The SECURITIES TRANSFER AGENTS MEDALLION PROGRAM; (B) The NEW YORK STOCK EXCHANGE MEDALLION SIGNATURE PROGRAM; or (C) The STOCK EXCHANGES MEDALLION PROGRAM.

                                              EXHIBIT B









           FORM OF LEGEND FOR BOOK-ENTRY NOTES



       Any Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form:

       THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUM-STANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

       UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION
     OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
     ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
     ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
     DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  SCHEDULE OF EXCHANGES


  The following exchanges of a part of this Global Notes for Physical Note have been made:

                                 Amount of increase   Principal Amount of      Signature of
           Amount of decrease    in Principal         this Global Note         authorized officer
Date of    in Principal Amount   Amount of this       following such           of Trustee or Note
Exchange   of this Global Note      Global Note       decrease (or increase)         Custodian
- --------   -------------------   ------------------   ----------------------   -------------------

